EXHIBIT 10

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           TROY FINANCIAL CORPORATION,

                         CHARLIE ACQUISITION CORPORATION

                                       AND

                         CATSKILL FINANCIAL CORPORATION

                                   DATED AS OF

                                  JUNE 7, 2000

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                                TABLE OF CONTENTS

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ARTICLE I THE MERGER...........................................................................................1
      1.1      The Merger......................................................................................1
      1.2      Effective Time..................................................................................1
      1.3      Effects of the Merger...........................................................................2
      1.4      Conversion of Catskill Common Stock.............................................................2
      1.5      Options.........................................................................................3
      1.6      Certificate of Incorporation....................................................................3
      1.7      By-Laws.........................................................................................3
      1.8      Directors and Officers..........................................................................3

ARTICLE II EXCHANGE PROCEDURES.................................................................................4
      2.1      Troy to Make Funds Available....................................................................4
      2.2      Exchange........................................................................................4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF CATSKILL.........................................................5
      3.1      Corporate Organization..........................................................................5
      3.2      Capitalization..................................................................................6
      3.3      Authority; No Violation.........................................................................7
      3.4      Consents and Approvals..........................................................................8
      3.5      Loan Portfolio; Reports.........................................................................8
      3.6      Financial Statements; Exchange Act Filings; Books and Records...................................9
      3.7      Broker's Fees...................................................................................9
      3.8      Absence of Certain Changes or Events............................................................9
      3.9      Legal Proceedings..............................................................................10
      3.10     Taxes and Tax Returns..........................................................................10
      3.11     Employee Plans.................................................................................11
      3.12     Certain Contracts..............................................................................13
      3.13     Agreements with Regulatory Agencies............................................................13
      3.14     State Takeover Laws; Certificate of Incorporation..............................................13
      3.15     Environmental Matters..........................................................................14
      3.16     Reserves for Losses............................................................................14
      3.17     Properties and Assets..........................................................................15
      3.18     Insurance......................................................................................15
      3.19     Compliance with Applicable Laws................................................................16
      3.20     Loans..........................................................................................16
      3.21     Affiliates.....................................................................................17
      3.22     Ownership of Troy Common Stock.................................................................17
      3.23     Fairness Opinion...............................................................................17
      3.24     Catskill Information...........................................................................17
      3.25     Sale of Securities Portfolio...................................................................18

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF TROY.............................................................18
      4.1      Corporate Organization.........................................................................18
      4.2      Authority; No Violation........................................................................18
      4.3      Regulatory Approvals...........................................................................19
      4.4      Troy Information...............................................................................20
      4.5      Adequate Resources.............................................................................20

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ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS...........................................................20
      5.1      Covenants of Catskill..........................................................................20
      5.2      Merger Covenants...............................................................................23
      5.3      Compliance with Antitrust Laws.................................................................23
      5.4      Securities Portfolio Sale......................................................................24

ARTICLE VI ADDITIONAL AGREEMENTS..............................................................................24
      6.1      Regulatory Matters.............................................................................24
      6.2      Access to Information..........................................................................25
      6.3      Shareholder Meeting............................................................................25
      6.4      Legal Conditions to Merger.....................................................................26
      6.5      Employees......................................................................................26
      6.6      Indemnification................................................................................27
      6.7      Subsequent Interim and Annual Financial Statements.............................................28
      6.8      Additional Agreements..........................................................................29
      6.9      Advice of Changes..............................................................................29
      6.10     Current Information............................................................................29
      6.11     Execution and Authorization of Bank Merger Agreement...........................................29
      6.12     Transaction Expenses of Catskill...............................................................29
      6.13     Further Actions of Catskill....................................................................30

ARTICLE VII CONDITIONS PRECEDENT..............................................................................30
      7.1      Conditions to Each Party's Obligation To Effect the Merger.....................................30
      7.2      Conditions to Obligations of Troy..............................................................31
      7.3      Conditions to Obligations of Catskill..........................................................32

ARTICLE VIII TERMINATION AND AMENDMENT........................................................................33
      8.1      Termination....................................................................................33
      8.2      Effect of Termination..........................................................................34
      8.3      Amendment......................................................................................34
      8.4      Extension; Waiver..............................................................................34

ARTICLE IX GENERAL PROVISIONS.................................................................................35
      9.1      Closing........................................................................................35
      9.2      Nonsurvival of Representations, Warranties and Agreements......................................35
      9.3      Expenses; Breakup Fee..........................................................................35
      9.4      Notices........................................................................................35
      9.5      Interpretation.................................................................................36
      9.6      Counterparts...................................................................................36
      9.7      Entire Agreement...............................................................................36
      9.8      Governing Law..................................................................................37
      9.9      Enforcement of Agreement.......................................................................37
      9.10     Severability...................................................................................37
      9.11     Publicity......................................................................................37
      9.12     Assignment; Limitation of Benefits.............................................................37
      9.13     Additional Definitions.........................................................................37

EXHIBITS
      A           Bank Plan of Merger
      B           Option Agreement
      C           Certificate of Merger
      D           Catskill Stockholder Agreement

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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated as of June 7, 2000 (this "Agreement"), is entered into by and among Troy Financial Corporation ("Troy"), Charlie Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Troy ("Merger Sub"), and Catskill Financial Corporation, a Delaware corporation ("Catskill").

         WHEREAS, the Boards of Directors of Troy, Merger Sub and Catskill have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Catskill, with Catskill being the Surviving Corporation (as defined) and becoming a wholly owned subsidiary of Troy and immediately following said Merger, Troy intends that the Surviving Corporation will merge with and into Troy (the "Subsidiary Merger");

         WHEREAS, prior to the consummation of the Merger, Troy and Catskill will respectively cause Troy Savings Bank ("Troy Bank"), a New York-chartered savings bank and wholly-owned subsidiary of Troy, and Catskill Savings Bank ("Catskill Bank"), a federally chartered stock savings bank and wholly-owned subsidiary of Catskill, to enter into a merger agreement, in the form attached hereto as Exhibit A (the "Bank Merger Agreement"), providing for the merger (the "Bank Merger") of Catskill Bank with and into Troy Bank, and it is intended that the Bank Merger be consummated immediately after consummation of the Merger and the Subsidiary Merger;

         WHEREAS, as a condition and inducement to Troy and Merger Sub to enter into this Agreement, Catskill will enter into a stock option agreement in the form attached hereto as Exhibit B (the "Catskill Option Agreement"); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1      THE MERGER.

         Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall merge into Catskill, with Catskill being the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger. Upon consummation of the Merger, the corporate existence of Merger Sub shall cease and the Surviving Corporation shall continue to exist as a Delaware corporation and a wholly-owned subsidiary of Troy.

         1.2      EFFECTIVE TIME.

         The Merger shall become effective on the Closing Date (as defined in Section 9.1 hereof), as set forth in the certificate of merger (the "Certificate of Merger") in the form attached as Exhibit C hereto which shall be filed with the Secretary of State of the State of Delaware on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective on the Closing Date, as set forth in the Certificate of Merger.

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         1.3      EFFECTS OF THE MERGER.

         At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

         1.4      CONVERSION OF CATSKILL COMMON STOCK.

                  (a) At the Effective Time, subject to Sections 1.4(b), 1.4(e) and 2.2(c) hereof, each share of Catskill common stock, par value $.01 per share ("Catskill Common Stock") issued and outstanding prior to the Effective Time (excluding shares held by stockholders who perfect their dissenters' rights of appraisal as provided in Section 1.4(d) hereof) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive an amount (the "Merger Consideration") equal to $23.00 in cash (without interest), subject to adjustment as provided in Section 1.4(e) hereof.

                  (b) All of the shares of Catskill Common Stock exchanged for the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Catskill Common Stock shall thereafter represent the right to receive the Merger Consideration for each share of Common Stock represented by such Certificate. Certificates previously representing shares of Catskill Common Stock shall be exchanged for cash upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time Catskill should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Merger
Consideration shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

                  (c) At the Effective Time, all shares of Catskill Common Stock that are owned by Catskill as treasury stock and all shares of Catskill Common Stock that are owned directly or indirectly by Troy or Catskill or any of their respective Subsidiaries (other than shares of Catskill Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Troy Common Stock which are similarly held, whether held directly or indirectly by Troy or Catskill, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of Catskill Common Stock held by Troy or Catskill or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Catskill Common Stock, and shares of Troy Common Stock which are similarly held, whether held directly or indirectly by Troy or Catskill being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor. All shares of Troy Common Stock that are owned by Catskill or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Troy.

                  (d) Any holder of shares of Catskill Common Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by
Section 262 of the DGCL shall be entitled to receive such payments as may be determined pursuant to such provision of Law; provided that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the DGCL. In the event that after the Effective Time a dissenting stockholder of Catskill fails to perfect or effectively withdraws or loses such holder's rights to appraisal and of payment of such holder's shares of Catskill Common Stock, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of Catskill Common Stock is entitled under this Section 1.4 (without interest) upon surrender of such holder's Certificate or Certificates.

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                  (e) If the aggregate pre-tax net proceeds (such proceeds shall be all cash proceeds, net of direct sales expenses, fees and commissions, as recognized under GAAP (as defined in Section 3.6 below) and referred to herein as the "Sale Proceeds") realized by Catskill in the Securities Portfolio Sale (as defined in Section 3.25 below) are less than $73.2 million, then the per share Merger Consideration shall be decreased by an amount equal to the quotient, the numerator of which is the after-tax (using Catskill's statutory federal and New York state tax rates) difference between $73.2 million and the Sale Proceeds; and the denominator of which is the sum of (x) the number of shares of Catskill Common Stock outstanding as of such date and (y) the equivalent number of shares of Catskill Common Stock subject to options outstanding, calculated using the "Treasury Stock Method," as of such date. For purposes of this Section 1.4(e), "Treasury Stock Method" assumes the exercise of each option, warrant or other right or instrument (each, an "instrument") granted by Catskill to purchase shares of Catskill Common Stock and assumes that the net proceeds received upon the exercise of any such instrument will be used to purchase shares of Catskill Common Stock at the fair market value on the date of exercise.

         1.5      OPTIONS.

         At the Effective Time, each option granted by Catskill to purchase shares of Catskill Common Stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into a right to receive a payment of cash from Troy in an amount determined as provided below (and otherwise subject to the terms of the Catskill Financial Corporation 1996 Stock Option and Incentive Plan (the "Catskill Stock Plan"):

                           The cash amount  payable  with  respect to the option
immediately after the Effective Time shall be equal to the product of the number of shares of Catskill Common Stock subject to the option immediately before the Effective Time, multiplied by the difference between (a) the Merger Consideration, minus (b) the exercise price per share of Catskill Common Stock under the option immediately before the Effective Time.

         1.6      CERTIFICATE OF INCORPORATION.

         At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

         1.7      BY-LAWS.

         At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

         1.8      DIRECTORS AND OFFICERS.

         At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation. As of the Effective Time, Troy shall amend its bylaws to increase the size of its Board of Directors by one member and cause Troy Bank to amend its bylaws to increase the size of its Board of Directors by one member, and thereupon appoint Wilbur J. Cross, President, Chief Executive Officer, and Chairman of the Board of Catskill, to serve as an additional member (the "New Member") of the Boards of Directors of Troy and Troy Bank in the class of directors whose term expires at the 2003 annual meeting of Troy stockholders; provided, however, that if the Closing shall occur after the 2001 annual meeting of Troy stockholders, then the New Member shall be appointed to serve on the Boards of Directors of Troy and Troy Bank until the

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2004 annual meeting of Troy stockholders;  provided,  further, that neither Troy nor Troy Bank shall have any obligation to appoint the New Member to serve on either Troy's or Troy Bank's Board if such person is not a member in good standing of the Catskill Board of Directors immediately prior to closing. In addition, immediately prior to the Effective Time, subject to applicable rules and regulations, Troy Bank shall create an advisory board (the "Advisory Board") to be comprised of the individuals identified at Section 1.8 of the Catskill Disclosure Schedule (defined below) for a period to terminate no earlier than two years after the Effective Time. For service on the Advisory Board, the Advisory Board members identified at Section 1.8 of the Catskill Disclosure schedule shall be paid an annual retainer of $10,000 per year, payable quarterly, except that Wilbur J. Cross, as chairman of the Advisory Board, shall be paid an annual retainer of $50,000 per year, payable quarterly, and shall be provided with an office. Regular meetings of the Advisory Board shall be held quarterly and at a place in the Catskill market area.

                                   ARTICLE II
                               EXCHANGE PROCEDURES

         2.1      TROY TO MAKE FUNDS AVAILABLE.

         At or prior to the Effective Time, Troy shall deposit, or shall cause to be deposited, with Troy's transfer agent, Registrar and Transfer Company, or such other bank, trust company or transfer agent as Troy may select (the
"Exchange Agent"), for the benefit of the holders of Certificates, cash sufficient in the aggregate for the Exchange Agent to make full payment of the Merger Consideration pursuant to Section 1.4 (the "Exchange Fund"). There shall be a written agreement between Troy and the Exchange Agent in which the Exchange Agent expressly undertakes the obligation to pay the Merger Consideration as provided herein. Catskill shall have the right to review the agreement with the Exchange Agent prior to being finalized.

         2.2      EXCHANGE.

                  (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive promptly in exchange therefor a check representing the amount of cash to which such holder shall have become entitled pursuant to the provisions of Article I hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will accrue or be paid to the holder of any outstanding shares of Catskill Common Stock.

                  (b) As of the Effective Time, there shall be no transfers on the stock transfer books of Catskill of the shares of Catskill Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

                  (c) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Catskill six months after the Effective Time may be returned to Troy. After such funds have been returned to Troy, any shareholders of Catskill who have not theretofore complied with this Article II shall thereafter look only to Troy for payment of the Merger Consideration deliverable in respect of each share of Catskill Common Stock such shareholder holds as determined pursuant to this

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Agreement,  in each case,  without any  interest  thereon.  Notwithstanding  the foregoing, none of Troy, Merger Sub, Catskill, the Exchange Agent or any other person shall be liable to any former holder of shares of Catskill Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Troy, the posting by such person of a bond in such amount as Troy may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a check representing the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF CATSKILL

         Catskill hereby makes the following representations and warranties to Troy and Merger Sub as set forth in this Article III, each of which is being relied upon by Troy and Merger Sub as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of Catskill referenced below and thereby required of Catskill pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "Catskill Disclosure Schedule."

         3.1      CORPORATE ORGANIZATION.

                  (a) Catskill is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Catskill has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any business conducted by it or the character or location of any properties or assets owned or leased by it makes such licensing or qualification necessary. Catskill is duly registered as a savings and loan holding company with the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act, as amended ("HOLA"). The Certificate of Incorporation and By-Laws of Catskill, copies of which are attached at Section 3.1(a) of the Catskill Disclosure Schedule, are true, correct and complete copies of such documents as in effect as of the date of this Agreement. Catskill Bank and Catskill Financial Services, Inc. ("CFSI") are the only subsidiaries of Catskill and Catskill Bank, respectively, that qualify as a "Significant Subsidiary" as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC").

                  (b) Catskill Bank is a federally chartered stock savings bank duly organized and validly existing and in good standing under the laws of the United States. The deposit accounts of Catskill Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund (the "BIF") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by Catskill Bank. Catskill Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any business conducted by it or the character or the location of any properties or assets owned or leased by it makes such licensing or qualification necessary. The Charter and By-Laws of Catskill Bank, copies of which are attached at
Section 3.1(b) of the Catskill Disclosure Schedule, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

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                  (c) CFSI is a business  corporation  duly  organized,  validly existing and in good standing under the corporate laws of the State of New York, and is duly licensed as an insurance agent by the New York Insurance Department. CFSI has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. CFSI is not a "bank" as such term is defined in the Bank Holding Company Act of 1956, as amended, ("BHCA"). The Certificate of Incorporation and Bylaws of CFSI, copies of which are attached at Section 3.1(c) of the Catskill Disclosure Schedule, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

         3.2      CAPITALIZATION.

                  (a) The authorized capital stock of Catskill consists of 15 million shares of Catskill Common Stock and 5 million shares of preferred stock, par value $.01 per share (the "Catskill Preferred Stock"). As of the date hereof, there are (x) 3,737,519 shares of Catskill Common Stock issued and outstanding and 1,949,231 shares of Catskill Common Stock are held in Catskill's treasury, (y) no shares of Catskill Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for 519,090 shares of Catskill Common Stock reserved for issuance pursuant to the Catskill Stock Plan (of which options for 384,748 shares are currently outstanding); (ii) 39,488 shares of Catskill Common Stock reserved for issuance under the Catskill Management Recognition Plan; and (iii) 743,766 shares of Catskill Common Stock reserved for issuance upon exercise of the option to be issued to Troy pursuant to the Option Agreement, and (z) no shares of Catskill's Preferred Stock issued or outstanding, held in Catskill's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Catskill Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Agreement, the Catskill Management Recognition Plan and the Catskill Stock Plan, Catskill does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Catskill Common Stock or Catskill Preferred Stock or any other equity security of Catskill or any securities representing the right to purchase or otherwise receive any shares of Catskill Common Stock or any other equity security of Catskill. The names of the optionees, the date of each option to purchase Catskill Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Catskill Stock Plan and the Catskill Management Recognition Plan are set forth in Sections 3.2(a)(i) and 3.2(a)(ii) of the Catskill Disclosure Schedule. Except as set forth at Section 3.2(a)(iii) of the Catskill Disclosure Schedule, since September 30, 1999 Catskill has not issued any shares of its capital stock, including shares under the Catskill Management Recognition Plan, or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of director or employee stock options granted under the Catskill Stock Plan.

                  (b) Section 3.2(b) of the Catskill Disclosure Schedule sets forth a true, correct and complete list of all direct or indirect Subsidiaries of Catskill as of the date of this Agreement. Except as set forth at Section 3.2(b) of the Catskill Disclosure Schedule, Catskill owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Catskill Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

         3.3      AUTHORITY; NO VIOLATION.

                  (a) Each of Catskill and its Subsidiaries has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and, subject to receipt of the required regulatory approvals specified herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Catskill. The Board of Directors of Catskill has directed that this Agreement and the transactions contemplated hereby be submitted to Catskill's shareholders for approval at a special meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of Catskill's shareholders, no other corporate proceedings on the part of Catskill (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Option Agreement will be, duly and validly executed and delivered by Catskill and (assuming due authorization, execution and delivery by Troy of this Agreement and by Troy of the Option Agreement) will constitute valid and binding obligations of Catskill, enforceable against Catskill in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Catskill Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to receipt of the required regulatory approvals specified herein, to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Catskill Bank and by Catskill as the sole shareholder of Catskill Bank. No other corporate proceedings on the part of Catskill Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by Catskill Bank, will be duly and validly executed and delivered by Catskill Bank and will (assuming due authorization, execution and delivery by Troy Bank) constitute a valid and binding obligation of Catskill Bank, enforceable against Catskill Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (c) Neither the execution and delivery of this Agreement and the Option Agreement by Catskill or the Bank Merger Agreement by Catskill Bank, nor the consummation by Catskill or Catskill Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Catskill or Catskill Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Catskill and each of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13) applicable to Catskill and each of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Catskill and each of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Catskill and each of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

         3.4      CONSENTS AND APPROVALS.

                  (a)  Except  for (i) the  filing of  applications,  notices or waiver requests, as applicable, as to the Merger and the Bank Merger with the Board of Governors of the Federal Reserve System ("FRB") under the BHCA, the OTS under HOLA and the OTS regulations, the FDIC under the Bank Merger Act, and the New York State Banking Department ("NYSBD"), as well as any other applications and notices to state officials related to the Merger or the Bank Merger (the "State Banking Approvals"), and approval of the foregoing applications and notices, (ii) the filing of any required applications or notices with the NYSBD and the FDIC as to the subsidiaries of Catskill Bank which become subsidiaries of Troy Bank and approval of such applications and notices, (iii) the filing with the SEC of proxy materials to be used in soliciting the approval of Catskill's shareholders at a special meeting to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Materials"), (iv) the approval of this Agreement by the requisite vote of the shareholders of Catskill, (v) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (vi) the filings required by the Bank Merger Agreement, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and, if applicable, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the securities or antitrust laws of any foreign country, (viii) the filing of applications or notices with the New York Insurance Department with respect to the acquisition of CFSI and approval of such applications or notices and (ix) such filings, authorizations or approvals as may be set forth in
Section 3.4 of the Catskill Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity"), or with any third party are necessary in connection with (1) the execution and delivery by Catskill of this Agreement and the Option Agreement, (2) the consummation by Catskill of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by Catskill Bank of the Bank Merger Agreement, (4) the consummation by Catskill of the Option Agreement, and (5) the consummation by Catskill Bank of the Bank Merger and the transactions contemplated thereby, except in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on the ability of Troy to consummate the transactions contemplated hereby.

                  (b)  Catskill  hereby  represents  to  Troy  that  it  has  no
knowledge  of  any  reason  why  approval  or   effectiveness   of  any  of  the
applications, notices or filings referred to in Section 3.4(a) cannot be obtained or granted on a timely basis.

         3.5      LOAN PORTFOLIO; REPORTS.

                  (a) Except as set forth at Section 3.5(a) of the Catskill Disclosure Schedule, as of September 30, 1999 and thereafter through and including the date of this Agreement, none of Catskill, nor any of its Subsidiaries is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), with any director, officer or five percent or greater shareholder of Catskill or any of its Subsidiaries, or any Affiliated Person (as defined in Section 9.13) of the foregoing.

                  (b)  Catskill,  Catskill  Bank and CFSI have timely  filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since September 30, 1999 with (i) the OTS; (ii) the FDIC, (iii) the NYSBD (iv) the New York Insurance Department and any other state banking commissions or any other state regulatory authority (each a "State Regulator"), (v) the SEC and (vi) any other self-regulatory organization ("SRO") (collectively "Regulatory Agencies"). Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Catskill and its Subsidiaries, to Catskill's knowledge no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of Catskill or any of its Subsidiaries since September 30, 1999.

         3.6      FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

         Catskill has previously delivered to Troy true, correct and complete copies of the consolidated statements of condition of Catskill and its Subsidiaries as of September 30 for the fiscal years 1998 and 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years 1997 through 1999, inclusive, as reported in Catskill's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Catskill, and the interim financial statements of Catskill as of and for the six months ended March 31, 2000 and 1999, as included in the Catskill quarterly report on Form 10-Q for the period ended March 31, 2000 as filed with the SEC. The financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.7 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Catskill and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.7 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.7 hereof will be prepared in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"), except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Catskill's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 and all reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since September 30, 1999 comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and Catskill has previously delivered or made available to Troy true, correct and complete copies of such reports. The books and records of Catskill and Catskill Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

         3.7      BROKER'S FEES.

         Neither Catskill nor any Catskill Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Option Agreement, except that Catskill has engaged, and will pay a fee or commission to Ryan, Beck & Co. ("Ryan Beck") in accordance with the terms of a letter agreement between Ryan Beck and Catskill, dated March 23, 2000, a true, complete and correct copy of which is attached at Section 3.7 of the Catskill Disclosure Schedule.

         3.8      ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) Except as set forth at Section 3.8 of the Catskill Disclosure Schedule, or as disclosed in Catskill's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, since September 30, 1999 (i) neither Catskill nor any of its Subsidiaries has incurred any material liability, except as contemplated by the Agreement or in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 9.13) on Catskill.

                  (b) Since September 30, 1999 Catskill and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

         3.9      LEGAL PROCEEDINGS.

                  (a) Except as set forth at Section 3.9 of the Catskill Disclosure Schedule, neither Catskill nor any of its Subsidiaries is a party to any, and there are no pending or to the knowledge of Catskill, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Catskill or any of its Subsidiaries in which, to the knowledge of Catskill, there is a reasonable probability of any material recovery against or other material effect upon Catskill or any of its Subsidiaries or which challenge the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement.

                  (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Catskill, any of its Subsidiaries or the assets of Catskill or any of its Subsidiaries.

         3.10     TAXES AND TAX RETURNS.

                  (a) Each of Catskill and its Subsidiaries has duly filed all Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision on the financial statements referred to in Sections 3.6 and
6.7 hereof in accordance with GAAP for the payment of all material Taxes which have been incurred or are due or claimed to be due from it by Taxing Authorities on or prior to the date hereof other than Taxes (a) which (x) are not yet delinquent or (y) are being contested in good faith and set forth in Section
3.10 of the Catskill Disclosure Schedule and (b) which have not been finally determined. All liability with respect to the Tax Returns of Catskill and its Subsidiaries has been satisfied for all years to and including 1998. The Internal Revenue Service ("IRS") has not notified Catskill of, or otherwise asserted, that there are any material deficiencies with respect to the federal income Tax Returns of Catskill. There are no material disputes pending, or claims asserted for, Taxes or assessments upon Catskill or any of its Subsidiaries, nor has Catskill or any of its Subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income Tax Return for any period. In addition, Tax Returns which are accurate and complete in all material respects have been filed by Catskill and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by Catskill in the financial statements referred to in Sections 3.6 and 6.7 hereto. All Catskill Tax Returns have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended 1995. Neither Catskill nor any of its Subsidiaries has consented to any waiver or extension of any statute of limitations with respect to any Tax. Neither Catskill nor any Catskill Subsidiary has made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code" or "IRC"). Catskill has provided or made available to Troy complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of Catskill or any Catskill Subsidiary. Catskill will not be a "foreign person" as that term is used in ss. 1.1445-2 of the Treasury Regulations promulgated under the IRC. Catskill Bank is not a "United States real property holding corporation" within meaning of ss. 897 of the IRC and was not a "United States real property holding corporation" on any "determination date" (as defined in ss. 1.897-2(c) of such Regulations) that occurred during any relevant period.

                  (b)      For purposes of this Agreement:

                  "Tax" means any tax (including any income tax, capital gains tax, payroll tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

                  "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.

                  "Taxing Authority" means any:

                           (i)   nation, state,  county,  city,  town,  village,
district, or other jurisdiction of any nature;

                           (ii)  federal, state, local,  municipal,  foreign, or
other government;

                           (iii) governmental or quasi-governmental authority of
any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                           (iv)  multi-national organization or body; or

                           (v)   body exercising, or entitled to  exercise,  any
administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         3.11     EMPLOYEE PLANS.

                  (a) Section 3.11(a) of the Catskill Disclosure Schedule sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), arrangement or agreement that is maintained or contributed to as of the date of this Agreement, or that has within the last six years been maintained or contributed to, by Catskill or any of its Subsidiaries or any other entity which together with Catskill would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Sections 414(b), (c) or (m) or under which Catskill or any such Subsidiary has any liability (collectively, the "Plans").

                  (b) Catskill has heretofore delivered or made available to Troy true, correct and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the IRS (if applicable) for such Plan, (iii) the current summary plan description and any summaries of material modification,
(iv) all annual reports (Form 5500 series) for each Plan filed for the preceding five plan years, (v) all agreements with fiduciaries and service providers relating to the Plan, and (vi) all substantive correspondence relating to any such Plan addressed to or received from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.

                  (c) Except as set forth at Section 3.11(c) of the Catskill Disclosure Schedule, (i) Each of the Plans has been operated and administered in all material respects in compliance with applicable Laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, any trust created pursuant to any such Plan is exempt from federal income tax under
Section  501(a) of the  Code,  each such  Plan has  received  from the  Internal
Revenue Service a favorable determination letter to such effect upon which Catskill or a Subsidiary is entitled to rely as to such matters and which is currently applicable, and neither Catskill nor any Subsidiary is aware of any circumstance or event which would jeopardize the tax-qualified status of any such Plan or the tax-exempt status of any related trust, or which would cause the imposition of any liability, penalty or tax under ERISA or the Code with respect to any Plan, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Catskill or any Catskill Subsidiary beyond their retirement or other termination of service, other than (w) coverage mandated by applicable Law, (x) death benefits or retirement benefits under a Plan that is an "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits under a Plan that are accrued as liabilities on the books of Catskill or any Catskill Subsidiary, or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Catskill or any Catskill Subsidiary that has not been satisfied in full, and no condition exists that presents a material risk of Catskill or any Catskill Subsidiary incurring a material liability thereunder,
(vi) no Plan is a  "multiemployer  pension  plan,"  as such term is  defined  in
Section 3(37) of ERISA, (vii) all contributions or other amounts payable by Catskill or any Catskill Subsidiary as of the Effective Time with respect to each Plan and all other liabilities of each such entity with respect to each Plan, in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii) neither Catskill nor any Catskill Subsidiary has engaged in a transaction in connection with which Catskill or any Catskill Subsidiary could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) to the knowledge of Catskill, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the plans or any trusts related thereto, and (x) all Plans could be terminated as of the Effective Time without material liability in excess of the amount accrued with respect to such Plan in the financial statements referred to in Sections 3.6 and 6.8 hereto; (xi) no Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by Catskill or any Catskill Subsidiary that would not be deductible under Code Sections 162(a)(1), 162(m) or 404 or that would constitute a "parachute payment" within the meaning of Code Section 280G after giving effect to the transactions contemplated by this Agreement nor would the transactions contemplated by this Agreement accelerate the time of payment or vesting, or increase the amount of compensation due to any employee; (xii) no "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Plan; and (xiii) no Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement; (xiv) all reports and information required to be filed with the Department of Labor, IRS and Pension Benefit Guaranty Corporation or provided to plan participants and their beneficiaries with respect to each Plan have been filed or provided, as applicable, and all annual reports (including Form 5500 series) of such Plans were certified without qualification by each Plan's accountants and actuaries; and (xv) any bond required under ERISA with respect to any Plan has been obtained and is in full force and effect and no funds held by or under the control of Catskill or any Subsidiary are plan assets of any Plan.

         3.12     CERTAIN CONTRACTS.

                  (a)  Except  as set  forth  at  Section  3.12 of the  Catskill
Disclosure Schedule, neither Catskill nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Troy, Catskill, or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by Catskill or any of its Subsidiaries, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) except as set forth on Section 3.12(a)(v) of the Catskill Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including as to this clause
(v), any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan). Except as set forth at Section 3.12 of the Catskill Disclosure Schedule, there are no employment, consulting and deferred compensation agreements to which Catskill or any of its Subsidiaries is a party.
Section 3.12(a) of the Catskill Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of Catskill and its Subsidiaries. Each contract, arrangement or commitment of the type described in this Section 3.12(a), whether or not set forth in Section 3.12(a) of the Catskill Disclosure Schedule, is referred to herein as a "Catskill Contract," and neither Catskill nor any of its Subsidiaries has received notice of, nor do any executive officers of such entities know of, any violation of any Catskill Contract.

                  (b) (i) Each Catskill Contract is valid and binding and in full force and effect, (ii) Catskill and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Catskill Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Catskill or any of its Subsidiaries under any such Catskill Contract.

         3.13     AGREEMENTS WITH REGULATORY AGENCIES.

         None of Catskill, CFSI, or Catskill Bank is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.13 of the Catskill Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Catskill, CFSI, or Catskill Bank been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

         3.14     STATE TAKEOVER LAWS; CERTIFICATE OF INCORPORATION.

         The Board of Directors of Catskill has approved the offer of Troy to enter into this Agreement, the Bank Merger Agreement and the Option Agreement, and has approved Catskill entering into this Agreement, the Bank Merger Agreement and the Option Agreement, and the transactions contemplated thereby, such that under applicable law and Catskill's Certificate of Incorporation the only vote of Catskill shareholders necessary to consummate the transactions contemplated hereby is the approval of at least a majority of the outstanding shares of Catskill Common Stock entitled to vote.

         3.15     ENVIRONMENTAL MATTERS.

                  (a) Each of Catskill and the Subsidiaries is in compliance with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Materials (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

                  (b) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of Catskill, CFSI and Catskill Bank, threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which Catskill or any Catskill Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by Catskill or any Catskill Subsidiary, or to the knowledge of Catskill, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by Catskill or any Catskill Subsidiary;

                  (c) During the period of Catskill's or any Catskill Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.

                  (d) To the knowledge of Catskill, CFSI and Catskill Bank, neither Catskill nor any Catskill Subsidiary has made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged material noncompliance as to any property securing such loan with any environmental law, rule or regulation, or (ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.

                  (e) For purposes of this  section  3.15,  the term  "Hazardous
Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

         3.16     RESERVES FOR LOSSES.

         All reserves or other allowances for possible losses reflected in Catskill's most recent financial statements referred to in Section 3.6 complied with all Laws and are adequate under GAAP. None of Catskill, CFSI or Catskill Bank has been notified by the FDIC, the OTS, the NYSBD the New York Insurance Department or Catskill's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of Catskill, CFSI or Catskill Bank in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the FDIC, the OTS, the NYSBD or Catskill's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Catskill, CFSI or Catskill Bank. Catskill has previously furnished Troy with a complete list of all extensions of credit and other real estate owned ("OREO") that have been classified by any bank or trust examiner (regulatory or internal) as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. Catskill agrees to update such list no less frequently than monthly after the date of this

Agreement until the earlier of the Closing Date or the date that this Agreement is terminated in accordance with Section 8.1. All OREO held by Catskill, CFSI or Catskill Bank is being carried net of reserves at the lower of cost or net realizable value.

         3.17     PROPERTIES AND ASSETS.

         Section 3.17 of the Catskill Disclosure Schedule lists (i) all real property owned by Catskill and each Catskill Subsidiary; (ii) each real property lease, sublease or installment purchase arrangement to which Catskill or any Catskill Subsidiary is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which Catskill or any Catskill Subsidiary is a party; and (iv) all items of Catskill's or any Catskill Subsidiary's tangible personal property and equipment with a book value of $25,000 or more or having any annual lease payment of $10,000 or more. Except for (a) items reflected in Catskill's consolidated financial statements as of September 30, 1999 referred to in Section 3.6 hereof, (b) exceptions to title that do not interfere materially with Catskill's or any Catskill Subsidiary's use and enjoyment of owned or leased real property (other than OREO), (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.6 above), and (d) items listed in Section 3.17 of the Catskill Disclosure Schedule, Catskill and each Catskill Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, free and clear of all liens, claims, charges and other encumbrances. Catskill and each Catskill Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and neither Catskill nor any Catskill Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since September 30, 1999. All properties and assets used by Catskill and each Catskill Subsidiary are in good operating condition and repair suitable for the purposes for which they are currently utilized and comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. Catskill and each Catskill Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which Catskill or any Catskill Subsidiary is a party are valid and binding obligations in accordance with the terms thereof. Neither Catskill nor any Catskill Subsidiary is in material default with respect to any such lease, and there has occurred no default by Catskill or any Catskill Subsidiary or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. There are no Laws, conditions of record, or other impediments which interfere with the intended use by Catskill or any Catskill Subsidiary of any of the property owned, leased, or occupied by them.

         3.18     INSURANCE.

         Section 3.18 of the Catskill Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by Catskill and any Catskill Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds (or other insurance policies and bonds that have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Catskill and any Catskill Subsidiary) are in full force and effect and have been in full force and effect since their respective dates of inception. As of the date hereof, neither Catskill nor any Catskill Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by Catskill and Catskill Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, sufficient for compliance by Catskill and the Catskill Subsidiaries with all requirements of Law and agreements to which Catskill or any of the Catskill
Subsidiaries is subject or is party, and is, to Catskill's knowledge, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Catskill and the Catskill Subsidiaries. True, correct and complete copies of all such policies and bonds reflected at Section 3.18 of the Catskill Disclosure Schedule, as in effect on the date hereof, have been delivered to Troy.

         3.19     COMPLIANCE WITH APPLICABLE LAWS.

         Each of Catskill and any Catskill Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither Catskill nor any Catskill Subsidiary has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

         3.20     LOANS.

         As of the date hereof:

                  (a) All loans owned by Catskill or any Catskill Subsidiary, or in which Catskill or any Catskill Subsidiary has an interest, comply in all material respects with all Laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

                  (b) All loans owned by Catskill or any Catskill Subsidiary, or in which Catskill or any Catskill Subsidiary has an interest, have been made or acquired by Catskill in accordance with board of director-approved loan policies and all of such loans are collectable, except to the extent reserves have been made against such loans in Catskill's consolidated financial statements at March 31, 2000 referred to in Section 3.6 hereof. Each of Catskill and each Catskill Subsidiary holds mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by the terms of such mortgages, including the associated loan documents, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and all loans owned by Catskill and each Catskill Subsidiary are with full recourse to the borrowers (except as set forth at Section 3.20(b) of the Catskill Disclosure Schedule), and each of Catskill and any Catskill Subsidiary has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. Except as set forth at Section 3.20(b) of the Catskill Disclosure Schedule, all loans purchased or originated by Catskill or any Catskill Subsidiary and subsequently sold by Catskill or any Catskill Subsidiary have been sold without recourse to Catskill or any Catskill Subsidiary and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of April 30, 2000 prepared by Catskill and each Catskill Subsidiary, which reports include all loans delinquent or otherwise in default, have been furnished to Troy. True, correct and complete copies of the currently effective lending policies and practices of Catskill and each Catskill Subsidiary also have been furnished to Troy.

                  (c) Except as set forth at Schedule 3.20(c) each outstanding loan participation sold by Catskill or any Catskill Subsidiary was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including Catskill or any Catskill Subsidiary) proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to Catskill or any Catskill Subsidiary for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. Catskill and any Catskill Subsidiary have properly fulfilled in all material respects its contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.

                  (d) Catskill   and  each  Catskill  Subsidiary  have  properly
perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any loans made by it.

                  (e) Section 3.20(e) of the Catskill Disclosure Schedule sets forth a list of all loans or other extensions of credit to all directors, officers and employees, or any other person covered by Regulation O of the FRB.

         3.21     AFFILIATES.

         Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act")) of Catskill is listed at Section 3.21 of the Catskill
Disclosure Schedule, and except as indicated thereon each such person has delivered to Troy, concurrently with the execution of this Agreement, a stockholder agreement in the form of Exhibit D hereto (the "Catskill Stockholder Agreement"). The Catskill Stockholder Agreement has been duly and validly executed and delivered by each person that is a party thereto and, assuming due authorization, execution and delivery by Troy, constitutes the valid and binding obligation of such person, enforceable against such person in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         3.22     OWNERSHIP OF TROY COMMON STOCK.

         Except as set forth at Section 3.22 of the Catskill Disclosure Schedule, neither Catskill nor any of its directors, executive officers or affiliates (as used above in Section 3.21) (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of outstanding capital stock of Troy (other than those agreements, arrangements or understandings specifically contemplated hereby).

         3.23     FAIRNESS OPINION.

         Catskill has received an opinion from Ryan Beck to the effect that, in its opinion, the consideration to be paid to shareholders of Catskill hereunder is fair to such shareholders from a financial point of view (the "Fairness Opinion"), and Ryan Beck has consented to the inclusion of the Fairness Opinion in the Proxy Materials.

         3.24     CATSKILL INFORMATION.

         The information relating to Catskill and its Subsidiaries provided by Catskill herein and to be provided by Catskill to be contained in the Proxy Materials do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. The Proxy Materials (except for the portions thereof relating solely to Troy or any of its Subsidiaries, as to which Catskill makes no representation or warranty) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

3.25     SALE OF SECURITIES PORTFOLIO.

         Catskill Bank has determined to sell the portfolio of securities listed on Schedule 3.25 hereto (the "Securities Portfolio Sale").

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF TROY

         Troy, on behalf of itself and its wholly-owned subsidiary, Troy Bank hereby makes the following representations and warranties to Catskill as set forth in this Article IV, each of which is being relied upon by Catskill as a material inducement to enter into and perform this Agreement.

         4.1      CORPORATE ORGANIZATION.

                  (a) Troy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Troy has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Troy is duly registered as a bank holding company under the BHCA. The Certificate of Incorporation and By-Laws of Troy, copies of which have previously been made available to Catskill, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

                  (b) Troy  Bank  is  a New  York-chartered  savings  bank  duly organized and validly existing and in good standing under the laws of the State of New York. Troy Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on business as is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Charter and By-Laws of Troy Bank, copies of which have previously been made available to Catskill, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

         4.2      AUTHORITY; NO VIOLATION.

                  (a) Troy has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement, subject to receipt of the required regulatory approvals specified herein, and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Troy. No other corporate proceedings on the part of Troy are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Option Agreement will be, duly and validly executed and delivered by Troy and (assuming due authorization, execution and delivery by Catskill) will constitute valid and binding obligations of Troy, enforceable against Troy in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

                  (b) Troy Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to receipt of the required regulatory approvals specified herein, to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Troy Bank and by Troy as the sole shareholder of Troy Bank. All corporate proceedings on the part of Troy Bank necessary to consummate the transactions contemplated thereby have been taken. The Bank Merger Agreement, upon execution and delivery by Troy Bank, will be duly and validly executed and delivered by Troy Bank and will (assuming due authorization, execution and delivery by Catskill Bank) constitute a valid and binding obligation of Troy Bank, enforceable against Troy Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (c) Neither the execution and delivery of this Agreement or the Option Agreement by Troy or the Bank Merger Agreement by Troy Bank, nor the consummation by Troy, of the transactions contemplated hereby or thereby, nor compliance by Troy or Troy Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Troy or the Charter or By-Laws of Troy Bank, as the case may be, or
(ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, (x) violate any Laws applicable to Troy, Troy Bank or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Troy or Troy Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Troy or Troy Bank is a party, or by which they or any of their respective properties or assets may be bound or affected.

         4.3      REGULATORY APPROVALS.

                  (a) Except for (i) the filing of applications, notices or waiver requests, as applicable, as to the Merger and the Bank Merger with the FRB under the BHCA, the OTS under HOLA and the OTS regulations, the FDIC under the Bank Merger Act, the NYSBD and approval of such applications and notices,
(ii) the filing of any required applications or notices with the NYSBD and the FDIC as to the subsidiaries of Catskill Bank which become subsidiaries of Troy Bank and approval of such applications and notices, (iii) the State Banking Approvals, (iv) the filing of the Proxy Materials with the SEC, (v) the approval of this Agreement by the requisite vote of the shareholders of Catskill, (vi) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and, if applicable, the HSR Act, and the securities or antitrust laws of any foreign country, (viii) the filing of applications or notices with the New York Insurance Department with respect to the acquisition of CFSI and approval of such applications or notices and (ix) the filings required by the Bank Merger Agreement, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Troy of this Agreement and the Option Agreement, (2) the consummation by Troy of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by Troy Bank of the Bank Merger Agreement, and (4) the consummation by Troy Bank of the transactions contemplated by the Bank Merger Agreement except for such consents, approvals or filings the failure of which to obtain will not have a material adverse effect on the ability of Catskill to consummate the transactions contemplated thereby.

                  (b) Troy hereby represents to Catskill that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.3(a) cannot be obtained or granted on a timely basis.

         4.4      TROY INFORMATION.

         The information relating to Troy and its Subsidiaries to be provided by Troy to be contained in the Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Materials (except for the portions thereof relating solely to Catskill or any of its Subsidiaries, as to which Troy makes no representation or warranty) will comply in all material respects with the provisions of the Securities Act, Exchange Act and the rules and regulations thereunder.

         4.5      ADEQUATE RESOURCES.

         As of the Closing Date, Troy will have the funds available and will be able to meet its financial obligations under, and to timely consummate the transactions contemplated by, this Agreement.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1      COVENANTS OF CATSKILL

         During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Bank Merger Agreement or the Option Agreement or with the prior written consent of Troy, Catskill and each Catskill Subsidiary shall carry on their respective businesses in the ordinary course consistent with past practices and consistent with prudent banking practices. Catskill will use its best efforts to (x) preserve its business organization and that of each Catskill Subsidiary intact, (y) keep available to itself and Troy the present services of the employees of Catskill and each Catskill Subsidiary and (z) preserve for itself and Troy the goodwill of the customers of Catskill and each Catskill Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the Catskill Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by Troy in writing, Catskill shall not, and shall not permit any Catskill Subsidiary to:

                  (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock (except for the payment of regular quarterly cash dividends by Catskill not to exceed $.1325 per share on the Catskill Common Stock with declaration, record and payment dates corresponding to the quarterly dividends paid by Catskill during its fiscal year ended September 30, 1999 and except that any Catskill Subsidiary may declare and pay dividends and distributions to Catskill); provided, however, that under no circumstances shall Catskill declare, set aside or pay any dividends if it would result in the holders of Catskill Common Stock receiving more than four cash dividend payments in fiscal 2000;

                  (b) (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to the Catskill Stock Plan in accordance with their present terms, all to the extent outstanding and in existence on the date of this Agreement, and except pursuant to the Option Agreement, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(c) hereof), any shares of the capital stock of Catskill or any Catskill Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of Catskill or any Catskill Subsidiary;

                  (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Catskill Common Stock pursuant to stock options or similar rights to acquire Catskill Common Stock granted pursuant to the Catskill Stock Plan and outstanding prior to the date of this Agreement, in each case in accordance with their present terms and (ii) pursuant to the Option Agreement;

                  (d) amend its Certificate of Incorporation, By-Laws or other similar governing documents;

                  (e) directly or indirectly, and will instruct its officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives, (collectively, "Representatives") not to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or reasonably may be expected to lead to, any Competing Proposal (as defined in Section 9.13 hereof), or enter into or maintain discussions or negotiate with any person in furtherance of or relating to such inquiries or to obtain a Competing Proposal, or agree to or endorse any Competing Proposal, or authorize or permit any Representative of Catskill or any of its subsidiaries to take any such action, and Catskill shall use its reasonable best efforts to cause the Representatives of Catskill and the Catskill Subsidiaries not to take any such action, and Catskill shall promptly notify Troy if any such inquiries or proposals are made regarding a Competing Proposal, and Catskill shall keep Troy informed, on a current basis, of the status and terms of any such proposals; provided, however, that prior to such time as the stockholders of Catskill shall have adopted and approved this Agreement in accordance with Delaware Law, nothing contained in this Section 5.1(e) shall prohibit the Board of Directors of Catskill from (i), in connection with a Superior Competing Transaction (as defined in Section 9.13 hereof), furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide proposal to acquire Catskill pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Catskill, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of Catskill to comply with its fiduciary duties to stockholders imposed by Delaware Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, Catskill provides written notice to Troy to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, (C) prior to furnishing such information to such person, Catskill receives from such person an executed confidentiality agreement with terms no less favorable to Catskill than those contained in the Confidentiality Agreement by and between Troy and Catskill, dated as of March 27, 2000 (the Confidentiality Agreement"), and (D) Catskill keeps Troy informed, on a current basis, of the status and details of any such discussions or negotiations; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act;

                  (f) make  capital  expenditures  aggregating   in   excess  of
$20,000;

                  (g) enter into any new line of business;

                  (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business consistent with prudent banking practices;

               (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

               (j) change its methods of accounting in effect at September 30, 1999 except as required by changes in GAAP or regulatory accounting principles;

               (k) (i) except as required by applicable law or this Agreement or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between Catskill or any Catskill Subsidiary and one or more of its current or former directors or officers, (ii) increase in any manner the compensation of any director, executive officer or other employee who is a party to a contract relating to employment or severance referenced in Section 3.12 of this Agreement, or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, executive officer or employee who is a party to a contract relating to employment or severance referenced in Section 3.12 of this Agreement of compensation or benefits, (iv) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any employee who is not a director or executive officer or who is not a party to a contract relating to employment or severance referenced in Section 3.12 of this Agreement of compensation or benefits, other than normal annual cash increases in pay, consistent with past practice and not exceeding 4% of such employee's base salary or wage, (v) hire any new employee at an annual compensation in excess of $24,000, (v) pay expenses of any employees or directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof, (vi) promote to a rank of vice president or more senior any employee, or (vii) pay any retention or other bonuses to any employees;

               (l) except for short-term borrowings with a maturity of six months or less in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money (other than deposit liabilities), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, except for accepting, negotiating and paying checks and payment orders in the ordinary course of its banking business;

               (m) sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file an application pertaining to such action with any Governmental Entity;

               (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosure, settlements in lieu of foreclosure, or troubled loan or debt restructuring, in the ordinary course of business consistent with past banking practices;

               (o) make any new loans to, modify the terms of any existing loan to, or engage in any other transactions (other than routine banking
transactions)   with,  any  Affiliated   Person  of  Catskill  or  any  Catskill
Subsidiary;

               (p) incur deposit liabilities, other than in the ordinary course of business consistent with past practices, including deposit pricing policies, and which would not change the risk profile of Catskill Bank based on its existing deposit and lending policies;

               (q) purchase any loans or sell, purchase or lease any real property, except for the sale of real estate that is the subject of a casualty loss or condemnation or the sale of OREO on a basis consistent with past practices;

               (r) originate (i) any loans except in accordance with existing Catskill Bank lending policies, (ii) residential mortgage loans in excess of $150,000, (iii) 30 year residential mortgage loans whose interest rate, terms, appraisal, and underwriting do not make them immediately available for sale in the secondary market, (iv) unsecured consumer loans in excess of $20,000, (v) commercial business loans in excess of $50,000 as to any loan or $100,000 in the aggregate as to related loans or loans to related persons, (vi) commercial real estate first mortgage loans in excess of $150,000 as to any loans or $300,000 in the aggregate as to related loans or loans to related borrowers, (vii) modifications and/or extensions of any commercial business or commercial real estate loans in the amounts set forth in (v) and (vi) above, or (viii) loans, the outstanding principal balance of which, in the aggregate, exceed the lesser of (1) the cash flow received from prepayment and repayment, sale or interest and penalties paid on any other loans or (2) $1 million per month.

               (s) make any investments other than in [Federal Funds and US Treasuries] that have a maturity date that does not exceed three months; provided, however, the maturity date shall not extend beyond January 31, 2001 or, with respect to investments made or committed to after the parties have agreed on the Closing Date (as defined in Section 9.1 hereof), beyond such Closing Date.

               (t) sell or purchase any mortgage loan servicing rights; or

               (u) agree or commit to do any of the  actions  set forth in (a) -
(t) above.

The consent of Troy to any action by Catskill or any Catskill Subsidiary that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by the President or any Senior Vice President of Troy.

         5.2      MERGER COVENANTS.

         Notwithstanding that Catskill believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Catskill recognizes that Troy may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). In that regard, and in general, from and after the date of this Agreement to the Effective Time, Catskill and Troy shall consult and cooperate with each other in order to formulate the plan of integration for the Merger, including, among other things, with respect to conforming, based upon such consultation, Catskill's loan, accrual and reserve policies to those policies of Troy to the extent appropriate.

         5.3      COMPLIANCE WITH ANTITRUST LAWS.

         Each of Troy and Catskill shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the HSR Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of Troy and Catskill shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. Troy and Catskill shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall not include, among other things and to the extent Troy so desires, the willingness of Troy to accept an order agreeing to the divestiture, or the holding separate, of any assets of Troy or Catskill.

         5.4 SECURITIES PORTFOLIO SALE.

         Catskill shall complete the Securities Portfolio Sale as soon as practical after the date hereof, but in no event later than 30 days after the date of this Agreement.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1      REGULATORY MATTERS.

                  (a) Within 30 calendar days from the date hereof, Catskill shall prepare and file, subject to the review and consent of Troy, with the SEC, Proxy Materials for soliciting the approval of this Agreement and the Merger by the shareholders of Catskill. Catskill will use its reasonable best efforts to have the Proxy Materials approved for use by the SEC as soon as possible after the filing. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Proxy Materials. If at any time after the Proxy Materials are filed with the SEC, and prior to the Closing Date, any event relating to Catskill is discovered by Catskill which should be set forth in an amendment of, or a supplement to, the Proxy Materials, Catskill shall promptly cause an appropriate amendment to the Proxy Materials to be filed with the SEC. Upon the approval of such amendment, Catskill (if prior to the meeting of shareholders pursuant to Section
6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its shareholders entitled to vote at such meeting. If at any time after the Proxy Materials are filed with the SEC, and prior to the Closing Date, any event relating to Troy is discovered by Troy which should be set forth in an amendment of, or a supplement to, the Proxy Materials, Troy shall promptly inform Catskill, and Catskill shall promptly cause an appropriate amendment to the Proxy Materials to be filed with the SEC. Upon the approval of such amendment, each of Troy and Catskill (if prior to the meeting of shareholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its shareholders entitled to vote at such meeting.

                  (b) Troy will prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Merger). Catskill shall cooperate with Troy to effect the foregoing. Catskill and Troy shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Catskill or Troy, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

                  (c) Troy shall, upon request, furnish Catskill with all information concerning Catskill and its directors, officers and shareholders and such other matters as may be reasonably necessary in connection with the Proxy Materials or any other statement, filing, notice or application made by or on behalf of Catskill to any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

                  (d) Troy and Catskill shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (defined in Section 7.1(c) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.

         6.2      ACCESS TO INFORMATION.

                  (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Catskill shall accord to the officers, employees, accountants, counsel and other representatives of Troy, access, during normal business hours during the period prior to the Effective Time, to all its, CFSI's and Catskill Bank's properties, books, contracts, commitments and records and, during such period, Catskill shall make available to Troy (i) a copy of each report, schedule, registration statement and other document filed or received by it (including CFSI and Catskill Bank) during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its (including CFSI and Catskill Bank) business, properties and personnel as Troy may reasonably request. Troy shall receive notice of all meetings of the Catskill, CFSI and Catskill Bank Board of Directors and any committees thereof, and of any management committees (in all cases, at least as timely as all Catskill, CFSI and Catskill Bank, as the case may be, representatives to such meetings are required to be provided notice). A representative of Troy shall be permitted to attend all meetings of the Board of Directors (except for the portion of such meetings which relate to the Merger or a Superior Competing Transaction ("Confidential Matters") of Catskill, CFSI or Catskill Bank, as the case may be) and such meetings of committees of the Board of Directors and management of Catskill, CFSI and Catskill Bank which Troy desires. Troy will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

                  (b) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

                  (c) Catskill shall provide Troy with true, correct and complete copies of all financial and other information provided to directors of Catskill, CFSI and Catskill Bank in connection with meetings of their Boards of Directors or committees thereof.

         6.3      SHAREHOLDER MEETING.

                  Catskill shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders within 35 days after the Proxy Materials are approved for use for the purpose of voting upon the approval of this Agreement and the Merger (the "Special Meeting"). Management and the Board of Directors of Catskill shall recommend to Catskill's shareholders approval of this Agreement, including the Merger, and the transactions contemplated hereby, together with any matters incident thereto, and shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby; provided, however, that Catskill shall not be obligated to recommend or oppose, as the case may be, if the Board of Directors of Catskill determines in accordance with the terms of this Agreement to enter into a Superior Competing Transaction; provided further, however, that notwithstanding anything to the contrary in the foregoing, Catskill shall hold its Special Meeting in accordance with the time period specified in the first sentence of this Section 6.3.

         6.4      LEGAL CONDITIONS TO MERGER.

         Each of Troy and Catskill shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and
(b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Catskill or Troy in connection with the Merger and the other transactions contemplated by this Agreement.

         6.5      EMPLOYEES.

                  (a) To the extent permissible under the applicable provisions of the Code and ERISA, for purposes of crediting periods of service for eligibility to participate, entitlement to benefits and vesting, but not for pension benefit accrual purposes, under employee pension benefit plans (within the meaning of ERISA Section 3(2)) and employee welfare plans (within the meaning of ERISA Section 3(1) maintained by Troy or Troy Bank, as applicable (other than Troy's Employee Stock Ownership Plan), individuals who are employees of Catskill or any Catskill Subsidiary at the Effective Time and who become eligible to participate in such plans will be credited with periods of service with Catskill or any Catskill Subsidiary (or with any predecessor to Catskill or any Catskill Subsidiary, to the extent such service is credited for such purposes under the corresponding Plan) before the Effective Time as if such service had been with Troy or Troy Bank, as applicable.

                  (b) If required by Troy in writing delivered to Catskill not less than five business days before the Closing Date, Catskill and each Catskill Subsidiary, as applicable, shall, on or before the day immediately preceding the Closing Date, terminate the Catskill Bank 401(k) Plan and any other Plan that includes a qualified cash or deferred arrangement within the meaning of Code
Section 401(k) (collectively, the "401(k) Plans") and no further contributions shall be made to any 401(k) Plan after such termination. Catskill shall provide to Troy (i) certified copies of resolutions adopted by the Board of Directors of Catskill or such Catskill Subsidiary, as applicable, authorizing such termination and (ii) an executed amendment to each 401(k) Plan in form and substance reasonably satisfactory to Troy to conform the plan document for such Plan with all applicable requirements of the Code and regulations thereunder relating to the tax-qualified status of such Plan. Troy and Troy Bank will not be obligated to make any matching or other employer contributions to any 401(k) Plan after the Merger.

                  (c) Promptly following the Effective Time, as a result of the transactions contemplated hereby, the Catskill Employee Stock Ownership Plan (the "Catskill ESOP") will be terminated and the obligations of Troy or any of its Subsidiaries shall be limited to those actions which are necessary to terminate the ESOP. Troy or its Subsidiaries, as applicable, will take commercially reasonable actions consistent with the Catskill ESOP (i) to cause the trustee of the Catskill ESOP to repay the outstanding balance of its stock acquisition loan with the proceeds received by the Catskill ESOP hereunder with respect to unallocated shares of Catskill Common Stock and (ii) to terminate the Catskill ESOP, subject to receipt of a favorable determination letter from the IRS concerning the qualified status of the Catskill ESOP and the adoption of any amendments to the Catskill ESOP that may be necessary in order to obtain such determination letter. No employee of Catskill or any Catskill Subsidiary shall be eligible to become a participant in the Catskill ESOP after the Effective Time.

                  (d) After the Effective Time, except to the extent that Troy or its Subsidiaries continues Plans in effect, employees of Catskill or its Subsidiaries who become employed by Troy or any of its Subsidiaries will be eligible for employee benefits that Troy or such Subsidiary, as the case may be, provides to its employees generally and, except as otherwise required by this Agreement, on substantially the same basis as is applicable to such employees, provided that nothing in this Agreement shall require any duplication of benefits. Troy will or will cause Troy Bank to (i) give credit to employees of Catskill and its Subsidiaries, with respect to the satisfaction of the limitations as to pre-existing condition exclusions, evidence of insurability requirements and waiting periods for participation and coverage that are applicable under the employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) of Troy or Troy Bank, equal to the credit that any such employee had received as of the Effective Time towards the satisfaction of any such limitations and waiting periods under the comparable employee welfare benefit plans of Catskill or its Subsidiaries and to waive preexisting condition limitations to the same extent waived under the corresponding Plan.

                  (e) After the Subsidiary Merger and the Bank Merger, Troy and each relevant Troy Subsidiary will honor, without modification, and perform the obligations of Catskill and Catskill Bank under, the contracts, plans and arrangements listed in Section 6.5(e) of the Catskill Disclosure Schedule.

                  (f) After the Effective Time, Troy and each relevant Troy Subsidiary will provide a severance benefit to each full-time employee of Catskill or any Catskill Subsidiary immediately before the Effective Time (other than any such employee who is a party to any written agreement relating to employment or severance described in Section 3.12(a) hereof) and whose employment is terminated involuntarily, other than for "Cause" (as defined below), by Troy or such Troy Subsidiary as of the Effective Time or within three months thereafter. The severance benefit shall consist of continuation of such employee's base salary or wages for a period equal to (i) two weeks multiplied by (ii) the number of full years of continuous service completed by such employee with Catskill or any Catskill Subsidiary, up to a maximum of 26 weeks, as if such employee had continued to be employed on a full-time basis by Troy or such Troy Subsidiary during such period, subject to applicable tax withholding. For purposes of this Section 6.5(f), "Cause" shall mean the employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties, violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

         6.6      INDEMNIFICATION.

                  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Catskill (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Catskill or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and defend against and respond thereto to the extent permitted by applicable law and the Certificate of Incorporation and Bylaws of Catskill as in effect on the date hereof. It is understood and agreed that after the Effective Time, Troy shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and the Certificate of Incorporation and Bylaws of Troy as in effect on the date hereof (subject to change as required by law), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to Troy; provided, however, that (1) Troy shall have the right to assume the defense thereof and upon such assumption Troy shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Troy elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Troy and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to Troy, and Troy shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Troy shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party, (3) Troy shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), and (4) Troy shall not be obligated pursuant to this paragraph to the extent that a final judgment determines that any such losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement are as a result of the gross negligence, willful misconduct or malfeasance of the Indemnified Party. Troy shall have no obligation to advance expenses incurred in connection with a threatened or pending action, suit or preceding in advance of final disposition of such action, suit or proceeding, unless (i) Troy would be permitted to advance such expenses pursuant to the DGCL and Troy's Certificate of Incorporation or Bylaws, and (ii) Troy receives an undertaking by the Indemnified Party to repay such amount if it is determined that such party is not entitled to be indemnified by Troy pursuant to the DGCL and Troy's Certificate of Incorporation or Bylaws. Any Indemnified Party wishing to claim indemnification under this Section 6.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Troy thereof; provided, however, that the failure to so notify shall not affect the obligations of Troy under this Section 6.6 except to the extent such failure to notify materially prejudices Troy. Troy's obligations under this
Section 6.6 continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Troy shall require any successor to expressly assume its obligations under this Section 6.6(a).

                  (b) Troy shall purchase for the benefit of the persons serving as executive officers and directors of Catskill immediately prior to the Effective Time and who are, as of the date of this Agreement, individually covered by a directors' and officers' liability insurance policy, a similar directors' and officers' liability insurance coverage for at least two years after the Effective Time, under either Catskill's policy in existence on the date hereof, or under a policy of similar coverage and amounts containing terms and conditions which are generally not less advantageous than Troy's current policy, and in either case, with respect to acts or omissions occurring prior to the Effective Time which were committed by such executive officers and directors in their capacity as such ("Tail Insurance"); provided however, that in no event shall Troy be required to expend pursuant to this Section 6.6(b) more than the amount equal to 150% of the current annual amount expended by Catskill to maintain or procure insurance coverage pursuant hereto. In connection with the foregoing, Catskill agrees to provide such insurer or substitute insurer with such representations as such insurer may reasonably request with respect to the reporting of any prior claims.

         6.7      SUBSEQUENT INTERIM AND ANNUAL FINANCIAL STATEMENTS.

         As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter, as to which the time period shall be 90 days), Catskill will deliver to Troy its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as filed with the SEC under the Exchange Act. Catskill shall also deliver to Troy any Current Reports on Form 8-K promptly after filing such reports with the SEC.

         6.8      ADDITIONAL AGREEMENTS.

         In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, or the constituent banks to the Bank Merger, as the case may be, the proper officers and directors of each party to this Agreement and Troy's and Catskill's Subsidiaries shall take all such necessary action as may be reasonably requested by Troy.

         6.9      ADVICE OF CHANGES.

         Troy and Catskill shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by Catskill with the covenants set forth in Section 5.1 hereof.

         6.10     CURRENT INFORMATION.

         During the period from the date of this Agreement to the Effective Time, Catskill will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Troy and to report the general status of the ongoing operations of Catskill. Catskill will promptly notify Troy of any material change in the normal course of business or in the operation of the properties of Catskill and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving Catskill, and will keep Troy fully informed of such events.

         6.11     EXECUTION AND AUTHORIZATION OF BANK MERGER AGREEMENT.

                  Prior to the Effective Time, (a) Troy and Catskill each shall execute and deliver the Certificate of Merger substantially in the form at Exhibit C, and (b) Troy and Catskill each shall cause Troy Bank and Catskill Bank, respectively, to execute and deliver the Bank Merger Agreement, in substantially the form at Exhibit A.

         6.12     TRANSACTION EXPENSES OF CATSKILL.

                  (a) For Troy's planning purposes, Catskill shall, within 15 days from the date hereof, provide Troy with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Catskill in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Catskill shall promptly notify Troy if or when it determines that it will expect to exceed its budget.

                  (b) Promptly after the execution of this Agreement, Catskill shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Catskill shall accrue and/or pay all of such amounts which are actually due and owing as soon as possible.

                  (c) Catskill shall advise Troy monthly of all out-of-pocket expenses which Catskill has incurred in connection with this transaction.

                  (d) Catskill, in reasonable consultation with Troy, shall make all arrangements with respect to the printing and mailing of the Proxy Materials. Catskill shall, if Troy reasonably deems necessary, also engage a proxy solicitation firm to assist in the solicitation of proxies for its Special Meeting. Catskill agrees to cooperate as to such matters.

         6.13     FURTHER ACTIONS OF CATSKILL.

         Upon the written request of Troy, Catskill shall, within 5 business days of the date of such written request, demand payment of, or cause Catskill Bank to demand payment of, any and all loans (to the extent identified by Troy) of Catskill or Catskill Bank, as the case may be, which loans are (or should have been) set forth at Sections 3.5(a) or 3.20(e) of the Catskill Disclosure Schedule, and which loans are secured or collateralized in any way by Catskill Common Stock.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         7.1      CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

         The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (A)   SHAREHOLDER APPROVALS.

                  This Agreement, including the Certificate of Merger, and the Merger shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Catskill Common Stock entitled to vote thereon.

                  (B)   OTHER APPROVALS.

                  All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"). No Requisite Regulatory Approval shall contain a non-customary condition that Troy reasonably determines to be burdensome or otherwise alter the benefits for which it bargained in this Agreement.

                  (C)   PROXY MATERIALS.

                  The Proxy Materials shall have approved for use under the Exchange Act, and no stop order suspending the approval of the Proxy Materials shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (D)   NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY.

                  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions (an "Injunction") contemplated by this Agreement or the Certificate of Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

         7.2      CONDITIONS TO OBLIGATIONS OF TROY.

         The obligation of Troy to effect the Merger is also subject to the satisfaction or waiver by Troy at or prior to the Effective Time of the following conditions:

                  (A)   REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of Catskill set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Troy shall have received a certificate signed on behalf of Catskill by each of the President and Chief Executive Officer and the Chief Financial Officer of Catskill to the foregoing effect.

                  (B)   PERFORMANCE OF COVENANTS AND AGREEMENTS OF CATSKILL

                  Catskill shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Troy shall have received a certificate signed on behalf of Catskill by each of the President and Chief Executive Officer and the Chief Financial Officer of Catskill to such effect.

                  (C)   CONSENTS UNDER AGREEMENTS.

                  (i) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(b) hereof) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of Catskill under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on Catskill or the Surviving Corporation.

                  (ii) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(b) hereof) whose consent or approval shall be required in order to permit the succession by the Surviving Bank pursuant to the Bank Merger to any obligation, right or interest of Catskill Bank under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on Catskill Bank or the Surviving Bank.

                  (D)   NO PENDING GOVERNMENTAL ACTIONS.

                  No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  (E)   NO MATERIAL ADVERSE CHANGE.

                  There  shall  have  been  no  changes,   other  than   changes
contemplated by this Agreement, in the business, operations, condition (financial or otherwise), assets or liabilities of Catskill or any Catskill Subsidiary (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein) that individually or in the aggregate has had or would have a Material Adverse Effect on Catskill.

                  (F)   ACCOUNTANT'S COMFORT LETTER.

                  Catskill shall have caused to be delivered on the respective dates thereof to Troy "comfort letters" from KPMG L.L.P., Catskill's independent public accountants, dated the date on which the Proxy Materials or last amendment thereto shall be approved for use, and dated the date of the Closing (defined in Section 9.1 hereof), and addressed to Troy and Catskill, with respect to Catskill's financial data presented in the Proxy Materials, which letters shall be based upon Statements on Auditing Standards Nos. 72 and 76.

                  (G)   REPAYMENT OF LOANS.

                  Any and all loans of Catskill and Catskill Bank as to which Troy has requested that Catskill or Catskill Bank make demand for payment in accordance with Section 6.13 above, shall have been paid in full, with no waiver or negation of any rights or remedies available against the borrower thereunder.

         7.3      CONDITIONS TO OBLIGATIONS OF CATSKILL

         The obligation of Catskill to effect the Merger is also subject to the satisfaction or waiver by Catskill at or prior to the Effective Time of the following conditions:

                  (A)   REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of Troy set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Catskill shall have received a certificate signed on behalf of Troy by each of the President and the Chief Financial Officer of Troy to the foregoing effect.

                  (B)   PERFORMANCE OF COVENANTS AND AGREEMENTS OF TROY.

                  Troy shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Catskill shall have received a certificate signed on behalf of Troy by each of the President and the Chief Financial Officer of Troy to such effect.

                  (C)   CONSENTS UNDER AGREEMENTS.

                  The consent or approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Troy is a party or is otherwise bound shall have been obtained.

                  (D)   NO PENDING GOVERNMENTAL ACTIONS.

                  No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

         8.1      TERMINATION.

         This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Catskill:

                  (a) by mutual consent of Troy and Catskill in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either Troy or Catskill upon written notice to the other party (i) 30 days after the date on which any request or application for a Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Regulatory Approval, unless within the 30-day period following such denial or withdrawal the parties agree to file, and have filed with the applicable Governmental Entity, a petition for rehearing or an amended application, provided, however, that no party shall have the right to terminate this Agreement pursuant to this
Section 8.1(b), if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (c) by either Troy or Catskill if the Merger shall not have been consummated on or before January 31, 2001, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (d) by either Troy or Catskill (provided that the terminating party is not in breach of its obligations under Section 6.3 hereof) if the approval of the shareholders of Catskill hereto required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

                  (e) by either Troy or Catskill (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or is likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

                  (f) by either Troy or Catskill (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

                  (g) by Troy, if the management of Catskill or its Board of Directors, for any reason, (i) fails to call and hold within 35 days of the approval for use of the Proxy Materials a special meeting of Catskill's shareholders to consider and approve this Agreement and the transactions contemplated hereby, (ii) fails to recommend to shareholders the approval of this Agreement and the transactions contemplated hereby, (iii) fails to oppose any third party proposal that is inconsistent with the transactions contemplated by this Agreement or (iv) violates Section 5.1(e) of this Agreement;

                  (h) by Troy if Catskill has complied with Section 5.1(e) above, and has given written notice to Troy that Catskill has agreed to enter into a Superior Competing Transaction; provided, however, that such termination under this Section 8.1(h) shall not be effective unless and until Catskill shall have complied with the expense and breakup fee provisions of Section 9.3 below, and shall have acknowledged in the written notice to be provided in accordance herewith that the Option granted pursuant to the Option Agreement shall then be exercisable in accordance with terms thereof.

                  (i) by Catskill in the event of a Catastrophic Market Event (as defined below) and that, if the Securities Portfolio Sale has not been completed, results in Catskill's inability to obtain Sale Proceeds in excess of $73.2 million. For purposes of this subsection (i), "Catastrophic Market Event" shall mean (i) a decline of more than 10% in the Bond Buyer 20 Index and a decline of more than 10% in the Merrill Lynch Corporate Bond Index, as quoted in the Wall Street Journal from the level on the date hereof until 30 days after the date hereof or (ii) if the values for the Bond Buyer 20 Index and Merrill Lynch Corporate Bond Index are not published for 3 consecutive business days because of financial market conditions in the United States.

         8.2      EFFECT OF TERMINATION.

         In the event of termination of this Agreement by either Troy or Catskill as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last sentence of Section 6.2(a) and Sections 8.2, 9.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

         8.3      AMENDMENT.

         Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Catskill; provided, however, that after any approval of the transactions contemplated by this Agreement by Catskill's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Catskill shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.4      EXTENSION; WAIVER.

         At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1      CLOSING.

         Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the offices of Hogan & Hartson L.L.P., counsel to Troy, on a date and place specified by the Parties, which shall be no later than three business days after the satisfaction or waiver (subject to applicable law) of all conditions precedent specified under
Article VII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or on such other date, place and time as the parties may agree in writing (the "Closing Date").

         9.2      NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         9.3      EXPENSES; BREAKUP FEE.

         All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. Except as set forth herein, in the event that this Agreement is terminated by either Troy or Catskill by reason of a material breach pursuant to Sections 8.1(e) or (f) hereof or by Troy pursuant to Section 8.1(g) hereof, Troy or Catskill, as applicable, shall pay all documented, reasonable costs and expenses up to $500,000 incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby. In the event that this Agreement is terminated by Troy under Section 8.1(d) by reason of Catskill shareholders not having given any required approval, or in the event this Agreement is terminated by Troy by reason of a willful material breach pursuant to Sections 8.1(e) or (f) hereof, Catskill shall pay all documented, reasonable costs and expenses up to $500,000 incurred by Troy in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $1.5 million. In the event that this Agreement is terminated by Catskill by reason of a willful material breach pursuant to Sections 8.1(e) or (f) hereof, Troy shall pay all documented, reasonable costs and expenses up to $500,000 incurred by Catskill in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $2.5 million. In the event that this Agreement is terminated by Troy under Section 8.1(h) by reason of Catskill having agreed to enter into an Superior Competing Transaction, Catskill shall pay all documented, reasonable costs and expenses up to $500,000 incurred by Troy in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $1.5 million.

         9.4      NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Troy, to:
                           Troy Financial Corporation
                           32 Second Street
                           Troy, NY  12180
                           Attn.:  Mr. Daniel J. Hogarty, Jr.

                           with a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, DC  20004-1109
                           Attn.:  Stuart G. Stein, Esq.

                  and

                  (b)      if to Catskill, to:
                           Catskill Financial Corporation
                           341 Main Street
                           Catskill, NY  12414-1450
                           Attn.:  Mr. Wilbur J. Cross

                           with a copy (which shall not constitute notice) to:

                           Hinman, Howard & Kattell, LLP
                           700 Security Mutual Building
                           Binghamton, NY  13902-5250
                           Attn.:  Clifford S. Weber, Esq.

         9.5      INTERPRETATION.

         When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         9.6      COUNTERPARTS.

         This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.7      ENTIRE AGREEMENT.

         This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Certificate of Merger, the Option Agreement and the Catskill Stockholder Agreement.

         9.8      GOVERNING LAW.

         This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

         9.9      ENFORCEMENT OF AGREEMENT.

         The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.10     SEVERABILITY.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.11     PUBLICITY.

         Except as otherwise required by law or the rules of the Nasdaq Stock Market National Market System (or such other exchange on which the Troy Common Stock may become listed), so long as this Agreement is in effect, neither Troy nor Catskill shall, or shall permit any of Troy's or Catskill's Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, the Certificate of Merger, the Option Agreement or the Catskill Stockholder Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Troy and Catskill shall cooperate to prepare a joint press release announcing the signing of this Agreement and the transactions contemplated hereunder.

         9.12     ASSIGNMENT; LIMITATION OF BENEFITS.

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.6 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

         9.13     ADDITIONAL DEFINITIONS.

         In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

         "Affiliated Person": any director, officer or 5% or greater shareholder, spouse or other person living in the same household of such director, officer or shareholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater shareholder, general partner or 5% or greater trust beneficiary.

         "Competing Proposal": any of the following involving Catskill or any Catskill Subsidiary: any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase by such person of Catskill, any Catskill Subsidiary or any business line of Catskill that constitutes 15% or more of the net revenues, net income or assets of Catskill and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Catskill or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Catskill or any of its subsidiaries, any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Catskill or any of its subsidiaries, other than the transactions contemplated by this Agreement.

         "Knowledge": with respect to any entity, refers to the actual knowledge of such entity's directors and officers in the ordinary course of their duties in such positions.

         "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

         "Material Adverse Effect": with respect to Troy or Catskill, as the case may be, means a condition, event, change or occurrence, other than the Securities Portfolio Sale, that is reasonably likely to have a material adverse effect upon (A) the financial condition, results of operations, loans, securities, deposit accounts, business or properties of Troy or Catskill (other than as a result of (i) changes in laws or regulations or accounting rules of general applicability or interpretations thereof, or (ii) decreases in capital under Financial Accounting Standards No. 115 attributable to general changes in interest rates), or (B) the ability of Troy or Catskill to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, the Certificate of Merger and, in the case of Catskill, the Option Agreement, but shall not include Catskill's obligations under the Catskill Stock Plan, the Catskill Management Recognition Plan or any employment or severance agreement set forth in Section 3.12 of the Catskill Disclosure Schedule.

         "Subsidiary":   with  respect  to  any  party  means  any  corporation,
partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

         "Superior Competing Transaction": any of the following involving Catskill or any Catskill Subsidiary: any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Catskill Common Stock then outstanding or all or substantially all the assets of Catskill, and otherwise on terms which the Board of Directors of Catskill, determines in its good faith judgment (based on the opinion of Ryan, Beck & Co., or another financial advisor of nationally recognized reputation) to be more favorable to its stockholders than the Merger and for which financing, to the extent required, is then committed or which if not committed is, in the good faith judgment of its Board of Directors, reasonably capable of being obtained by such third party.

                            [SIGNATURES PAGE FOLLOWS]

         IN WITNESS WHEREOF, Troy, Merger Sub and Catskill have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                         TROY FINANCIAL CORPORATION

ATTEST:

By:                                      By:
    -----------------------------------     ------------------------------------
    Name:  Kevin M. O'Bryan                 Name:  Daniel J. Hogarty, Jr.
    Title: Senior Vice President and        Title: Chairman, President and Chief
           Secretary                               Executive Officer

                                         CATSKILL FINANCIAL CORPORATION

ATTEST:

By:                                      By:
    -----------------------------------     ------------------------------------
    Name:                                   Name:  Wilbur J. Cross
    Title:                                  Title: Chairman, President and Chief
                                                   Executive Officer

                                         CHARLIE ACQUISITION CORPORATION

ATTEST:

By:                                      By:
    -----------------------------------     ------------------------------------
    Name:  Kevin M. O'Bryan                 Name:  Daniel J. Hogarty, Jr.
    Title: Secretary                        Title: President and Chief Executive
                                                   Officer

                                                                       Exhibit A

                               BANK PLAN OF MERGER

                  This Bank Plan of Merger (this "Plan of Merger") is made and entered into this __ day of _______, 2000 between The Troy Savings Bank, a New York-chartered savings bank ("Troy Bank") and Catskill Savings Bank, a federally chartered stock savings bank ("Catskill Bank").

                                   WITNESSETH

                  WHEREAS, Troy Financial Corporation, a Delaware corporation ("Troy"), Charlie Acquisition Corporation, a Delaware corporation ("Merger Sub") and Catskill Financial Corporation, a Delaware corporation ("Catskill"), have entered into an Agreement and Plan of Merger, dated as of June 7, 2000 (the "Agreement");

                  WHEREAS, pursuant to the Agreement, Merger Sub will merge (the "Merger") with and into Catskill, with Catskill being the surviving corporation (the "Surviving Corporation") and becoming a wholly owned subsidiary of Troy and immediately following said Merger, the Surviving Corporation will merge with and into Troy (the "Subsidiary Merger").

              WHEREAS, immediately following the Merger and the Subsidiary Merger, Catskill Bank will merge with and into Troy Bank pursuant to this Plan of Merger, with Troy Bank being the Surviving Bank (as defined); and

              WHEREAS, Troy Bank has issued and has outstanding 1,000 shares of common stock, par value $1.00 per share ("Troy Bank Common Stock"), and Catskill Bank has issued and outstanding 5,686,750 shares of common stock, par value $.01 per share (the "Catskill Bank Common Stock").

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, the parties hereto do mutually agree, intending to be legally bound, as follows:

                                    ARTICLE 1
                                   DEFINITIONS

              Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1 "BANK MERGER" shall mean the merger of Catskill Bank with and into Troy Bank as provided in Section 2.1 of this Plan of Merger.

         1.2 "EFFECTIVE TIME" shall mean the date and time at which the merger contemplated by this Plan of Merger becomes effective as provided in Section 2.2 hereof.

         1.3 "MERGING BANKS" shall mean, collectively, Catskill Bank and Troy Bank.

         1.4 "NEW YORK SUPERINTENDENT" shall mean the Superintendent of Banks of New York State.

         1.5 "SURVIVING BANK" shall refer to Troy Bank as the surviving bank in the Bank Merger.

                                    ARTICLE 2
                            TERMS OF THE BANK MERGER

         2.1  THE BANK MERGER

              (a) Subject to the terms and conditions set forth in the Agreement, and in accordance with the New York Banking Law and the rules and regulations of the Banking Board of New York State, the Home Owner's Loan Act and file regulations of the Office of Thrift Supervision, and the Federal Bank Merger Act and the regulations of the Federal Deposit Insurance Corporation, at the Effective Time, Catskill Bank shall be merged with and into Troy Bank pursuant to and upon the terms set forth in this Plan of Merger. Troy Bank shall continue as the Surviving Bank in the Bank Merger and the separate existence of Catskill Bank shall cease.

              (b) As a result of the Bank Merger, (i) each share of common stock, par value $.01per share, of Catskill Bank issued and outstanding immediately prior to the Effective Time shall be canceled, and (ii) each share of capital stock, par value $1.00 per share, of Troy Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding immediately after the Effective Time.

              (c) On and after the Effective Time, the Bank Merger shall have the effects set forth in Section 602 of the New York Banking Law.

              (d) Without limiting the terms and  provisions  of  section 2.1(c)
above, as a result of the Bank Merger, the Surviving Bank shall assume and succeed, in accordance with 12 C.F.R. Part 563b, to all of the rights and obligations of Catskill Bank relating to its liquidation account which was established in connection with the conversion of Catskill Bank from the mutual to stock form of organization.

         2.2  EFFECTIVE TIME

              The Bank Merger shall become effective (the "Effective Time") at ____________ ____, 2000.

         2.3  NAME OF THE SURVIVING BANK

              The name of the Surviving Bank shall be "The Troy Savings Bank."

         2.4  CHARTER

              On and after the Effective Time, the organization certificate of Troy Bank shall be the organization certificate of the Surviving Bank, unless and until amended in accordance with applicable law.

         2.5  BYLAWS

              On and after the Effective Time, the bylaws of Troy Bank shall be the bylaws of the Surviving Bank, unless and until amended in accordance with applicable law.

         2.6  DIRECTORS AND OFFICERS

              On and after the Effective Time, until changed in accordance with the organization certificate and bylaws of the Surviving Bank, the directors of the Surviving Bank shall be the directors of Troy Bank immediately prior to the Effective Time plus one additional director, Wilbur J .Cross. On and after the Effective Time, until changed in accordance with the organization certificate and bylaws of the Surviving Bank, the officers of the Surviving Bank shall be the officers of Troy Bank immediately prior to the Effective Time.

         2.7  CORPORATE ACTION

              This Plan of Merger and the consummation of the transactions contemplated hereby have been duly and validly adopted and approved by the Board of Directors and the sole shareholder of each of the Merging Banks.

         2.8  OFFICES OF THE SAVINGS BANK

              Troy Bank, as the Surviving Bank, shall continue to maintain after the Bank Merger its principal and branch offices and shall maintain as branch offices the home office and branch offices of Catskill Bank. The location of the principal office and other offices of the Surviving Bank shall be as set forth at Annex 1 hereto.

                                    ARTICLE 3
                                  MISCELLANEOUS

         3.1  SUCCESSORS

              This Plan of Merger shall be binding on the successors of Troy Bank and Catskill Bank.

         3.2  COUNTERPARTS

              This Plan of Merger may be executed in two counterparts, each of which shall be deemed an original, but which taken together shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has caused this Plan of Merger to be duly executed on its behalf by an officer thereunto duly authorized, all as of the day and year first above written.

                                        THE TROY SAVINGS BANK

ATTEST:

By:                                      By:
    -----------------------------------     ------------------------------------
    Name:  Kevin M. O'Bryan                 Name:  Daniel J. Hogarty, Jr.
    Title: Secretary                        Title: President and Chief Executive
                                                   Officer

                                         CATSKILL SAVINGS BANK

ATTEST:

By:                                      By:
    -----------------------------------     ------------------------------------
    Name:                                   Name:  Wilbur J. Cross
    Title:                                  Title: Chairman, President and
                                                   Chief Executive Officer

                                     ANNEX 1

                   OFFICES OF TROY BANK AFTER THE BANK MERGER

         At the Effective Time of the Bank Merger, Troy Bank will have the following offices:

Location of Principal Office
----------------------------

Location of Branch Offices
--------------------------

                                                                       Exhibit B

              CATSKILL FINANCIAL CORPORATION STOCK OPTION AGREEMENT

                       THE TRANSFER OF THE OPTION GRANTED
              BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS.

               This STOCK OPTION AGREEMENT, dated as of June __, 2000 (this "Agreement"), is entered into between Catskill Financial Corporation, a Delaware corporation ("Issuer"), and Troy Financial Corporation, a Delaware corporation ("Grantee").

                                   WITNESSETH:

               WHEREAS, Grantee, Charlie Acquisition Corporation, a Delaware corporation, and Issuer have entered into an Agreement and Plan of Merger, dated as of even date with this Agreement (the "Plan"), which was executed by the parties thereto prior to the execution of this Agreement; and

               WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below).

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

         SECTION 1. Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to a number of fully paid and nonassessable shares of common stock, par value $0.01 per share of Issuer ("Issuer Common Stock") equal to 19.9% of the total of the number of issued and outstanding shares of Issuer Common Stock as of the first date that the Option becomes exercisable, at a price per share equal to $19.00 (the "Option Price").

         SECTION 2. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided, however, that the Option shall terminate and be of no further force and effect upon the earliest to occur of the following events (which are collectively referred to as an "Exercise Termination Event"):

                    (i) The time immediately prior to the Effective Time (as defined in the Plan);

                    (ii)  18 months  after the first  occurrence  of a  Purchase
                  Event;

                    (iii) 18 months after the  termination of the Plan following the occurrence of a Preliminary Purchase Event (as defined below);

                    (iv) upon the valid termination of the Plan, if no Purchase Event or Preliminary Purchase Event has occurred prior to such termination, by Issuer pursuant to Sections 8.1(e) or 8.1(f) of the Plan as a result of a breach by Grantee, both parties pursuant to Section 8.1(a) of the Plan, or by either party pursuant to Sections 8.1(b) or 8.1(c) of the Plan;

                    (v) 18 months after the termination of the Plan, by either party pursuant to Section 8.1(d) of the Plan based on the required vote of Issuer's stockholders not being obtained at a duly called meeting of the stockholders of the Issuer, if no Purchase Event or Preliminary Purchase Event has occurred prior to the meeting of Issuer's stockholders (or any adjournment or postponement thereof) held to vote on the Plan; or

                    (vi) 18 months after the termination of the Plan, by Grantee pursuant to Sections 8.1(e) or 8.1(f) thereof as a result of a breach by Issuer, or by Grantee pursuant to Sections 8.1(g) or
                  (h) of the Plan.

                  (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

                      (i) Issuer without having received Grantee's prior written consent, shall have entered into any letter of intent or definitive agreement to engage in an Acquisition Transaction (as defined below) with any person (as defined below) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction with any Person (as the term "person" is defined in Sections 3(a)9 and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger, consolidation or other business combination involving Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer,
         (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of Beneficial Ownership (as the term "beneficial ownership" is defined in Regulation 13d-3(a) of the Exchange Act) of securities representing 20% or more of the voting power of Issuer; provided, however, that "Acquisition Transaction" shall not include a transaction entered into after the termination of the Plan in which the Issuer is the surviving entity, if in connection with such transaction, no person acquires Beneficial Ownership of 20% or more of the total voting power of the Issuer to be outstanding after giving effect to such transaction and in which the aggregate voting power of Issuer acquired by all persons is less than 33% of the total voting power of Issuer;

                      (ii) Any Person (other than Grantee, any Grantee Subsidiary or any current affiliate of Issuer) shall have acquired Beneficial Ownership of 20% or more of the outstanding shares of Issuer Common Stock;

                      (iii) (a) Any Person (other than Grantee or any Grantee Subsidiary) shall have made a bona fide proposal to Issuer or, by a public announcement or written communication that is or becomes the subject of public disclosure, to Issuer's stockholders prior to the Catskill Stockholders' Meeting to engage in an Acquisition Transaction (including, without limitation, any situation in which any Person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 promulgated under the Exchange Act of 1934, as amended (the "Exchange Act"), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership of 20% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively) and (b) the stockholders of Issuer do not approve the Merger, as defined in the Plan, at a meeting of the Issuer's stockholders;

                      (iv) There shall exist a willful or intentional breach under the Plan by Issuer and such breach would entitle Grantee to terminate the Plan; or

                      (v) The meeting of the Issuer's stockholders to be held for the purpose of voting on the Plan shall not have been held pursuant to the Plan or shall have been canceled prior to termination of the Plan, or for any reason whatsoever Issuer's Board of Directors shall have failed to recommend, or shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors, that Issuer's stockholders approve the Plan, or if Issuer or Issuer's Board of Directors fails to oppose any proposal of the type described at Section 2(b)(iii)(a) above by any Person (other than Grantee or any Grantee Subsidiary).

                 (c) The term "Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

                      (i) The acquisition by any Person (other than Grantee or any Grantee Subsidiary) of Beneficial Ownership (other than on behalf of the Issuer) of 20% or more of the then outstanding Issuer Common Stock;

                      (ii) The occurrence of a Preliminary Purchase Event described in Section 2(b)(i); or

                      (iii) The  termination  of the Plan by Grantee pursuant to
         Section 8.1(h) thereof.

                 (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event known to Issuer; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

                 (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice," the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Issuer Common Stock it will purchase pursuant to such exercise and (ii) the time (which shall be on a business day that is not less than three nor more than 10 business days from the Notice Date) on which the closing of such purchase shall take place (the "Closing Date"); such closing to take place at the principal office of the Issuer; provided, however, that if prior notification to or approval of the Board of Governors of the Federal Reserve System ("FRB"), Office of the Comptroller of the Currency ("OCC"), the Office of Thrift Supervision ("OTS"), the New York State Banking Department ("NYSBD"), the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice ("DOJ") or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), at Grantee's sole expense, (a) Grantee shall promptly file the required notice or application for approval ("Notice/Application"), (b) Grantee shall expeditiously process the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a) hereof, any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option by written notice to the Issuer given not less than three business days prior to the Closing Date.

                 (f) At the closing referred to in Section 2(e) hereof, Grantee shall pay to Issuer the aggregate purchase price for the number of shares of Issuer Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer;
provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

                  (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f) hereof, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Issuer Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Issuer Common Stock purchasable hereunder.

                  (h) Certificates for Issuer Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

                        THE   TRANSFER  OF  THE  SHARES  REPRESENTED   BY   THIS
                  CERTIFICATE IS SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

It is understood and agreed that the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC") or Governmental Authority responsible for administering any applicable state securities laws or an opinion of counsel to the effect that such legend is not required for purposes of the Securities Act or applicable state securities laws. In addition such certificates shall bear any other legend as may be required by law.

                  (i) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, unless prohibited by applicable law, Grantee shall be deemed to be the holder of record of the number of shares of Issuer Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee.

        SECTION 3. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, non-assessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all reasonable action as may from time to time be requested by Grantee, at Grantee's expense (including (x)
complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and regulations promulgated thereunder and (y) in the event prior approval of or notice to the FRB, OCC, FTC, DOJ or any other Governmental Authority, under the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended, the Bank Holding Company Act, the Change in Bank Control Act, the Home Owners' Loan Act of 1933, as amended, or any other applicable federal or state law, is necessary before the Option may be exercised), cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

         SECTION 4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

         SECTION 5. The number of shares of Issuer Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

              (a) In the event of any change in the type or number of shares of Issuer Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other issuances of additional shares (other than pursuant to the exercise of the Option), the type and number of shares of Issuer Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Issuer Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Issuer Common Stock that remain subject to the Option shall be increased or decreased (as applicable) so that, after such issuance and together with the shares of Issuer Common Stock previously issued pursuant to the prior partial exercise of the Option (as adjusted on account of any of the foregoing changes in the Issuer Common Stock), such number of shares shall equal the sum of 19.9% of the total of the number of shares of Issuer Common Stock issued and outstanding on the date the Option first becomes exercisable.

              (b) Whenever the number of shares of Issuer Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment.

         SECTION 6. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or of any of the shares of Issuer Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement with the SEC, under the Securities Act covering any shares issued and issuable pursuant to the Option and shall use its reasonable best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 180 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Issuer Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Grantee shall have the right to demand two such registrations, which demand right shall be transferable but in no event shall Issuer be required to effect more than two registrations in the aggregate pursuant to this Option or any subdivision hereof. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration statement, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registration. If requested by Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements and reasonably acceptable to Issuer. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e) hereof, Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of Option Shares. If Issuer withdraws a registration statement which has been declared effective at the request of Grantee, or any subsequent holder, then such filing shall be deemed an effective registration for all purposes hereunder. The Issuer will not be required to file any such registration statement during any period of time (not to exceed 30 days in the case of clauses (A) or (C) below or 45 days in the case of clause (B) below) when (A) the Issuer is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed at that time; (B) the Issuer is required under the Securities Act and the rules and regulations thereunder to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Issuer reasonably determines that such registration would interfere with any financing, acquisition or material transaction involving the Issuer. The registration rights set forth in this Section 6 are subject to the condition that the Grantee or subsequent holder shall provide the Issuer with such information with respect to the holder's securities, the plan for distribution thereof, and such other information with respect to the holder that is required under applicable securities laws to enable the Issuer to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder, including the identity of the holder and the holder's plan of distribution. The Grantee shall not be able to exercise its registration rights hereunder if Grantee can rely on Rule 144 promulgated under the Securities Act to sell such number of shares of Issuer Common Stock that the Grantee otherwise would seek to register.

                  (b) Concurrently with the preparation and filing of a registration statement under Section 6(a) hereof, Issuer shall also make all filings required to comply with state securities laws in such number of states as Grantee may reasonably request; provided, that Issuer shall not be required to qualify to do business in, or consent to service of process in, any jurisdiction by reason of this provision.

         SECTION 7. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, at the request (the date of such request being the "Option Repurchase Request Date") of Grantee, Issuer shall repurchase, subject to compliance with applicable law and out of funds legally available therefor, the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised. The term "market/offer price" shall mean the highest of (i) the price per share of Issuer Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Option Repurchase Request Date (ii) the price per share of Issuer Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the average of the 20 highest last sale prices for shares of Issuer Common Stock as reported within the 90-day period ending on the Option Repurchase Request Date, and (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an investment banking firm selected by Grantee and reasonably acceptable to Issuer, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be the value determined by an investment banking firm selected by Grantee and reasonably acceptable to Issuer. The investment banking firm's determination shall be conclusive and binding on all parties.

                  (b) Grantee may exercise its right to require Issuer to repurchase the Option pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement, accompanied by a written notice or notices stating that Grantee elects to require Issuer to repurchase the Option in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within 30 business days after the surrender of the Option and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price.

                  (c) Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory, shareholder and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option in full, Issuer shall promptly so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee the portion of the Option Repurchase Price that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) hereof is prohibited as referred to above, from delivering to Grantee the Option Repurchase Price in full, Grantee may revoke its notice of repurchase of the Option either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee that portion of the Option Purchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and
(ii) deliver, as appropriate, to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Issuer Common Stock equal to the number of shares of Issuer Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Issuer Common Stock covered by the portion of the Option repurchased.

                  (d) Issuer shall not enter into any agreement with any Person (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other Person assumes all the obligations of Issuer pursuant to this
Section 7 in the event that Grantee elects, in its sole discretion, to require such other Person to perform such obligations.

         SECTION 8. Notwithstanding Sections 2 and 6 hereof, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; provided, that in no event shall any closing date occur more than 12 months after the related notice date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the FRB, OCC, OTS, FTC, DOJ or any other Governmental Authority despite the reasonable best efforts of Grantee and Issuer to obtain such approvals, the exercise of the rights shall be deemed to have been rescinded as of the related notice date. In the event (a) Grantee receives official notice that an approval of the FRB, OCC, FTC, DOJ or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 12 months after the related notice date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the concurrent resale of the Option Shares pursuant to a registration statement as provided in Section 6 hereof.

        SECTION 9.  Issuer hereby represents and warrants to Grantee as follows:

               (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, subject to any required Governmental Approval, and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

               (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

        SECTION 10. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other Person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Preliminary Purchase Event. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

               (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

               THE TRANSFER OF THE OPTION REPRESENTED BY THIS ASSIGNMENT AND THE RELATED OPTION AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS AND TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN CATSKILL FINANCIAL CORPORATION AND TROY FINANCIAL CORPORATION ("TROY"), DATED AS OF JUNE __, 2000. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF TROY, AND WILL BE PROVIDED TO ANY PERMITTED ASSIGNEE OF THE OPTION WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST THEREFOR.

        SECTION 11. Each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties including, if applicable, the FRB, OCC, FTC, DOJ and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement.

        SECTION 12. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         SECTION 13. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire or Issuer is not permitted to repurchase pursuant to Section 7 hereof, the full number of shares of Issuer Common Stock provided in Section 1 hereof (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         SECTION 14. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in the manner and at the respective addresses of the parties set forth in the Plan.

         SECTION 15. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

         SECTION 16. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution and delivery.

         SECTION 17. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

         SECTION 18. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         SECTION 19. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned therein.

         SECTION 20. Nothing contained in this Agreement shall be deemed to authorize or require Issuer or Grantee to breach any provision of the Plan or any provision of law applicable to the Grantee or Issuer.

         SECTION 21. In the event that any selection or determination is to be made by Grantee or a subsequent holder hereunder and at the time of such selection or determination there is more than one Grantee or holders, such selection shall be made by a majority in interest of such Grantees or holders.

         SECTION 22. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         SECTION 23. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Issuer Common Stock covered hereby.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Option Agreement to be executed and delivered on its behalf by their respective officers thereunto duly authorized, all as of the date first above written.

                                  CATSKILL FINANCIAL CORPORATION

                                  By:
                                      ------------------------------------------
                                  Name:  Wilbur J. Cross
                                  Title: Chairman, President and Chief Executive
                                         Officer

                                  TROY FINANCIAL CORPORATION

                                  By:
                                      ------------------------------------------
                                  Name:  Daniel J. Hogarty, Jr.
                                  Title: Chairman, President and Chief Executive
                                         Officer

                                                                       Exhibit C

                              CERTIFICATE OF MERGER

                         CHARLIE ACQUISITION CORPORATION

                                      INTO

                         CATSKILL FINANCIAL CORPORATION

         Pursuant to Title 8, Section 251 of the General Corporation Law of the State of Delaware, Charlie Acquisition Corporation, a corporation organized and existing under the law of the State of Delaware ("Acquisition Corp."), and Catskill Financial Corporation, a corporation organized and existing under the law of the State of Delaware ("Catskill"), do hereby certify to the following facts relating to the merger of Acquisition Corp. with and into Catskill:

         FIRST: The name and state of incorporation of each constituent entity that is a party to the Merger is as follows:

                  Name                                   State of Incorporation
                  ----                                   ----------------------

         Charlie Acquisition Corporation                      Delaware

         Catskill Financial Corporation                       Delaware

         SECOND: An Agreement and Plan of Merger, dated as of June ___, 2000, by and among Tom Financial Corporation, Acquisition Corporation and Catskill (the "Agreement and Plan of Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: Pursuant to the Agreement and Plan of Merger, the surviving corporation of the Merger is Catskill. Catskill shall continue its existence under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware.

         FOURTH: The Merger shall be effective as of ____________ __, 2000 (the "Effective Time").

         FIFTH:   At the Effective Time, the  certificate of  incorporation,  as amended,  of Catskill  shall be amended to read in its  entirety as set forth in
Exhibit I hereto.

         SIXTH:   The executed  Agreement  and Plan of  Merger is on file at the office of Catskill at the following address:

                                32 Second Street
                                Troy, NY 12180

         SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by Catskill, on request and without cost, to any shareholder of any constituent corporation.

         IN WITNESS WHEREOF, Catskill has caused this Certificate of Merger to be duly executed as of this ___ day of ___________, ____.


                                      CATSKILL FINANCIAL CORPORATION

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT I

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         CATSKILL FINANCIAL CORPORATION

ARTICLE 1. NAME

           The name of this corporation is Catskill Financial Corporation (the "CORPORATION").

ARTICLE 2. REGISTERED OFFICE AND AGENT

           The registered office of the Corporation shall be located at 1209 Orange Street, Wilmington, DE 19801 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Trust Company.

ARTICLE 3. PURPOSE AND POWERS

           The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DELAWARE GENERAL CORPORATION LAW"). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4. CAPITAL STOCK

      4.1. AUTHORIZED SHARES

           The total number of shares of all classes of stock that the Corporation Corporation shall have the authority to issue is 1,000. All of such shares shall be common stock having a par value of $.01 per share ("Common Stock").

      4.2. COMMON STOCK

           4.2.1. RELATIVE RIGHTS

           Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

           4.2.2. DIVIDENDS

           Dividends may be paid or funds may be set aside for payment only out of any assets legally available for the payment of dividends, when and as declared by the Board of Directors of the Corporation.

           4.2.3. DISSOLUTION, LIQUIDATION, WINDING UP

           In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation.

           4.2.4. VOTING RIGHTS

           Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

ARTICLE 5. BOARD OF DIRECTORS

      5.1. NUMBER; ELECTION

           The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the
Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

      5.2. MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION

           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

      5.3. LIMITATION OF LIABILITY

           No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under
Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this ARTICLE 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE 6.  COMPROMISE OR ARRANGEMENTS

            Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 7.  AMENDMENT OF BYLAWS

            In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

ARTICLE 8.  RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

            The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this ARTICLE 8.

                                                                       Exhibit D

                         CATSKILL FINANCIAL CORPORATION

                              STOCKHOLDER AGREEMENT

            This STOCKHOLDER AGREEMENT, dated as of June __, 2000, is entered into by and among Troy Financial Corporation, a Delaware corporation ("Troy"), and the stockholders of Catskill Financial Corporation, a Delaware corporation ("Catskill"), identified on Schedule I hereto (collectively, the "Stockholders"), who are directors, executive officers or other affiliates of Catskill (for purposes of Rule 145 under the Securities Act of 1933, as amended).

            WHEREAS, Troy, Charlie Acquisition Corporation, a Delaware corporation ("Merger Sub") and Catskill have entered into an Agreement and Plan of Merger, dated as of June __, 2000 (the "Agreement"), which is conditioned upon the execution of this Stockholder Agreement and which provides for, among other things, the merger of Merger Sub with and into Catskill, with Catskill being the surviving corporation and becoming a wholly owned subsidiary of Troy, in a cash transaction (the "Merger"); and

            WHEREAS, in order to induce Troy to enter into and consummate the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his or her capacity as a stockholder of Catskill;

            NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

       1. OWNERSHIP OF CATSKILL COMMON STOCK. Each Stockholder represents and warrants that the number of shares of Catskill common stock, par value $0.01 per share ("Catskill Common Stock"), set forth opposite such Stockholder's name on
Schedule I hereto is the total number of shares of Catskill Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

       2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

            (a) Such Stockholder shall, at any meeting of the holders of Catskill Common Stock called for the purpose (or in connection with any action taken by written consent), vote or cause to be voted all shares of Catskill Common Stock with respect to which such Stockholder has voting power (including the power to vote or to direct the voting of) whether owned as of the date hereof or hereafter acquired (the "Shares") (i) in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement and (ii) against any plan or proposal pursuant to which Catskill is to be acquired by or merged with, or pursuant to which Catskill proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than Troy or any affiliate thereof) or any other action that is inconsistent with the Agreement or the transactions contemplated thereby.

            (b) Stockholder hereby agrees to timely deliver to Troy a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy"), such Proxy to cover all of the Shares. In the event that Stockholder is unable to provide any such Proxy in a timely manner, Stockholder hereby grants Troy a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Stockholder. Upon execution of this Stockholder Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the Shares and agrees not grant any subsequent proxies or powers of attorney with respect to the Shares until the earlier of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Agreement or (ii) the date of termination of this Stockholder Agreement pursuant to Section 4 hereto.

            (c) Except as otherwise expressly permitted hereby, such Stockholder shall not sell, pledge, transfer or otherwise dispose of his or her shares of Catskill Common Stock.

            (d) Such Stockholder shall not in his or her capacity as a stockholder of Catskill directly or indirectly encourage or solicit, initiate or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Troy or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving Catskill or otherwise inconsistent with the Agreement or the transactions contemplated thereby. Nothing herein shall impair such Stockholder's fiduciary obligations as a director of Catskill.

            (e) Stockholder shall use his or her best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger contemplated by the Agreement.

     3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his or her shares of Catskill Common Stock only with the prior written consent of Troy and if the acquirer of such Catskill Common Stock agrees in writing to be bound by this Stockholder Agreement.

     4. TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this
Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by the written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms; provided, however, that if the holders of Catskill Common Stock fail to approve the Agreement or Catskill fails to hold a stockholders' meeting to vote on the Agreement, then (i) Section 2(a) clause (ii) hereof shall continue in effect as to any plan or proposal received by Catskill from any person, entity or group (other than Troy or any affiliate thereof) prior to the termination of the Agreement or within 240 days after such termination ("Plan or Proposal") and
(ii) Section 2(c) hereof shall continue in effect to preclude a sale (other than pursuant to normal brokers transactions on the Nasdaq Stock Market), pledge (other than to a bona fide financial institution or recognized securities dealer), transfer or other disposition directly or indirectly to any such person, entity or group in connection with any such Plan or Proposal, except upon consummation of such Plan or Proposal.

     5. NOTICES. Notices may be provided to Troy and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

     6.     GOVERNING LAW. This Stockholder  Agreement  shall be governed by the
laws of the State of Delaware,  without giving  effect  to  the   principles  of
conflicts of laws thereof.

     7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

     8. HEADINGS. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

     9. REGULATORY APPROVAL. If any provision of this Stockholder Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Stockholder Agreement.

                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, Troy, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.

TROY FINANCIAL CORPORATION


By:
    -----------------------------------------------
    Daniel J. Hogarty, Jr.
    Chairman, President and Chief Executive Officer




STOCKHOLDERS:


-----------------------------------------    -----------------------------------


-----------------------------------------    -----------------------------------


-----------------------------------------    -----------------------------------


-----------------------------------------    -----------------------------------


-----------------------------------------    -----------------------------------


-----------------------------------------    -----------------------------------


-----------------------------------------    -----------------------------------


-----------------------------------------    -----------------------------------

                                   SCHEDULE I

                                             Number of Shares of Catskill Common
Name and Address of Stockholder                   Stock Beneficially Owned
-------------------------------              -----------------------------------


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                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                         CATSKILL FINANCIAL CORPORATION

                  The undersigned stockholder of Catskill Financial Corporation, a Delaware corporation ("Catskill"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of Troy Financial Corporation, a Delaware corporation ("Troy"), and each of them, or any other designee of Troy, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Catskill that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Catskill issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Catskill as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

                  This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to that certain Agreement and Plan of Merger dated as of even date herewith by and among Troy, Charlie Acquisition Corporation ("Merger Sub") and Catskill ("Merger Agreement") and is granted in consideration of Troy entering into the Merger Agreement for the merger of Merger Sub into Catskill, with Catskill being the surviving corporation and becoming a wholly owned subsidiary of Troy (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

                  The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Catskill and in every written consent in lieu of such meeting:

                  in favor of approval and adoption of the Merger Agreement and of the transactions contemplated thereby.

                  The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

                  All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                  This Irrevocable Proxy shall terminate on, and be of no further force or effect after, the Expiration Date.



                            (SIGNATURE PAGE FOLLOWS)

                  This  Irrevocable   Proxy  is  coupled  with  an  interest  as
aforesaid and is irrevocable.

Dated:  June __, 2000


                                           -------------------------------------
                                           (Signature of Stockholder)




                                           -------------------------------------
                                           (Print Name of Stockholder)




                                           Shares beneficially owned:



                                           -------------------------------------



                       SIGNATURE PAGE TO IRREVOCABLE PROXY